As filed with the Securities and Exchange Commission on September 29, 2023
File No. 811-05028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 503
☒

PIMCO Funds
(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including area code
(888) 877-4626
Douglas P. Dick, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Peter G. Strelow Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE
This Amendment No. 503 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Offering Memorandum of the Trust’s Private Account Portfolio Series (the “Private Account Portfolio Series”) dated July 31, 2023, as amended.
The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

Private Account Portfolio Series
Offering Memorandum
July 31, 2023 (as supplemented September 29, 2023)
PIMCO All asset funds
PIMCO All Asset: Multi-Real Fund
PIMCO All Asset: Multi-RAE PLUS Fund
PIMCO All Authority: Multi-RAE PLUS Fund
This cover is not part of the Offering Memorandum. The Funds issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act’’), or any other applicable exemptions under the Securities Act. The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

PIMCO All Asset: Multi-Real Fund

Investment Objective
The Fund seeks real return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.74%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	1.96%
Acquired Fund Fees and Expenses	0.14%
Total Annual Fund Operating Expenses	2.84%
Fee Waiver and/or Expense Reimbursement(2)(3)	(0.14%)
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	2.70%

“Other Expenses” include interest expense of 1.96%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement are 0.74%.

PIMCO has contractually agreed to waive the Fund’s advisory fee and the supervisory and administrative fee in an amount equal to the management fee and administrative services fee, respectively, paid by the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (the “Subsidiary”) to PIMCO. The Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively, of its net assets. This waiver may not be terminated by PIMCO and will remain in effect for as long as PIMCO’s contract with the Subsidiary is in place.

PIMCO has contractually agreed, through July 31, 2024, to waive a portion of the Fund’s supervisory and administrative fees, or reimburse the Fund, to the extent that the Fund’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.0049% (the “Expense Limit”) (calculated as a percentage of average daily net assets attributable to each class). This Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to PIMCO Funds at least 30 days prior to the end of the then current term. In any month in which the investment advisory contract or supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by the Fund of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit); 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Asset: Multi-Real Fund	$273	$867	$1,486	$3,156
Principal Investment Strategies
The Fund seeks to achieve its investment objective under normal circumstances by investing in derivatives linked to real assets, such as real estate-linked derivative instruments, commodity-linked derivative instruments and master limited partnership- (“MLP”) linked derivative instruments, and complementing these exposures with a portfolio of inflation-linked securities and other Fixed Income Instruments. Real Assets are defined as investments that are expected to preserve their value in periods of high or rising inflation, such as real estate, commodities and companies involved with natural resources such as MLPs. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities and may also be represented by forwards or derivatives such as options, futures contracts or swap agreements.
In managing the Fund’s exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to various Real Asset exposures. The Fund’s sub-adviser, Research Affiliates (“Sub-Adviser”), will determine the target mix of Real Assets for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
Real Estate-Linked Derivative Instruments. The Fund may invest in real estate-linked derivative instruments, including swap agreements, options, futures, options on futures and structured notes. The value of real estate-linked derivative instruments may be affected by risks similar to those associated with direct ownership of real estate. Real estate

Private Account Portfolio Series | Offering Memorandum  1

PIMCO All Asset: Multi-Real Fund

values can fluctuate due to losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, property tax rates, regulatory limitations on rents, zoning laws and operating expenses. The Fund may also invest directly in real estate investment trusts (“REIT”) securities as well as convertible securities of issuers in real estate-related industries.
Commodity-Linked Derivative Instruments. The Fund may invest in commodity-linked derivative instruments, including commodity index-linked notes, swap agreements, commodity options, futures and options on futures, that provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities are assets that have tangible properties, such as oil, metals, and agricultural products. The value of commodity-linked derivative instruments may be affected by overall market movements and other factors affecting the value of a particular industry or commodity, such as weather, disease, embargoes, or political and regulatory developments. The Fund may also invest in convertible securities of issuers in commodity-related industries.
The Fund will generally seek to gain exposure to the commodity markets primarily through investments in swap agreements, futures, and options on futures and through investments in the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd., a wholly-owned subsidiary of the Fund organized under the laws of the Cayman Islands (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective as the Fund. As discussed in greater detail elsewhere in this Offering Memorandum, the Subsidiary (unlike the Fund) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. In order to comply with certain issuer diversification limits imposed by the Internal Revenue Code, the Fund may invest up to 25% of its total assets in the Subsidiary.
The derivative instruments in which the Fund and the Subsidiary primarily intend to invest are instruments linked to certain commodity indices and instruments linked to the value of a particular commodity or commodity futures contract, or a subset of commodities or commodity futures contracts. These instruments may specify exposure to commodity futures with different roll dates, reset dates or contract months than those specified by a particular commodity index. As a result, the commodity-linked derivatives component of the Fund’s portfolio may deviate from the returns of any particular commodity index. The Fund or the Subsidiary may overweight or under-weight its exposure to a particular commodity, or a subset of commodities.
The Fund may also invest in leveraged or unleveraged commodity index-linked notes, which are derivative debt instruments with principal and/or coupon payments linked to the performance of commodity indices. These commodity index-linked notes are sometimes referred to as “structured notes” because the terms of these notes may be structured by the issuer and the purchaser of the note. The value of these notes will rise or fall in response to changes in the underlying commodity or related index of investment.
MLP-Linked Derivative Instruments. The Fund may invest in MLP-linked derivative instruments, including swap agreements, options, futures, options on futures and structured notes. The value of MLP derivative instruments may be affected by risks similar to those associated with the energy sector. Many MLPs operate within the energy sector and may be affected by fluctuations in the prices of energy commodities, which can result from, among other things, changes in general economic conditions or political circumstances, market conditions, weather patterns, production levels, domestic and foreign governmental regulation.
Other Instruments. The average portfolio duration of the fixed income portion of the Fund will vary based on PIMCO’s market forecasts and under normal market conditions is not expected to exceed ten years. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage-and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Fund is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified fund.
The Fund may also invest, without limitation, in U.S. dollar-denominated securities of foreign issuers. With respect to the Fund’s investments in Fixed Income Instruments, the Fund may invest up to 30% of its total assets in securities denominated in foreign currencies. With respect to the Fund’s investments in Fixed Income Instruments, the Fund may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest, together with any other investments denominated in foreign currencies, up to 30% of its total assets in such instruments). With respect to the Fund’s investments in Fixed Income Instruments, the Fund will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

2  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, James Masturzo, Steve Rodosky, Greg Sharenow, Daniel He, Emmanuel Sharef and Andrew DeWitt. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Brightman is the Chief Executive Officer and Chief Investment Officer of Research Affiliates. Mr. Masturzo is CIO of Multi-Asset Strategies of Research Affiliates. Messrs. Rodosky and Sharenow are Managing Directors of PIMCO. Messrs. DeWitt and He and Dr. Sharef are Executive Vice Presidents of PIMCO. Messrs. Arnott, Brightman, Rodosky, Sharenow, He and DeWitt have managed the Fund since its inception. Dr. Sharef has managed the Fund since February 2022. Mr. Masturzo has managed the Fund since July 2023.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  3

PIMCO All Asset: Multi-RAE PLUS Fund

Investment Objective
The Fund seeks total return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.89%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.07%
Total Annual Fund Operating Expenses	0.96%
1
“Other Expenses” include interest expense of 0.07%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses are 0.89%.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Asset: Multi-RAE PLUS Fund	$98	$306	$531	$1,178
Principal Investment Strategies
The Fund seeks to achieve its investment objective under normal circumstances by obtaining long exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). In addition to long equity exposures, the Fund may also obtain short exposure to equity markets, but will not normally seek to obtain a net short equity exposure.
In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund’s sub-adviser, Research Affiliates (“Sub-Adviser”), will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
The Fund may principally use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.
In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities and may also be represented by forwards or derivatives such as options, futures contracts or swap agreements. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector exposures, non-U.S. exposures and credit quality, both as a function of the strategy’s investment guidelines and lack of a bond market index benchmark.

4   Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

The Fund may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Fund is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified fund.
The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). The Fund will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. The Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. The Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, James Masturzo, Marc Seidner, Bryan Tsu and Jing Yang. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Brightman is the Chief Executive Officer and Chief Investment Officer of Research Affiliates. Mr. Masturzo is CIO of Multi-Asset Strategies of Research Affiliates. Mr. Seidner is CIO Non-traditional Strategies and a Managing Director of PIMCO. Mr. Tsu and Ms. Yang are Managing Directors of PIMCO. Messrs. Arnott, Brightman, Tsu and Ms. Yang have managed the Fund since its inception. Mr. Seidner has managed the Fund since February 2021. Mr. Masturzo has managed the Fund since July 2023.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  5

PIMCO All Authority: Multi-RAE PLUS Fund

Investment Objective
The Fund seeks total return, consistent with prudent investment management.
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.89%
Distribution and/or Service (12b-1) Fees	N/A
Other Expenses(1)	0.09%
Total Annual Fund Operating Expenses	0.98%
1
“Other Expenses” include interest expense of 0.09%. Interest expense is borne by the Fund separately from the management fees paid to Pacific Investment Management Company LLC (“PIMCO”). Excluding interest expense, Total Annual Fund Operating Expenses are 0.89%.
Example. The Example is intended to help you compare the cost of investing in shares of the Fund with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated and then hold or redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.
	1 Year	3 Years	5 Years	10 Years
PIMCO All Authority: Multi-RAE PLUS Fund	$100	$312	$542	$1,201
Principal Investment Strategies
The Fund seeks to achieve its investment objective under normal circumstances by obtaining long and short exposures to a portfolio of stocks and complementing these equity exposures with an absolute return bond alpha strategy (“AR Bond Alpha Strategy”). While the Fund is expected in most market environments to have a net long equity exposure, it may have a net short equity exposure under certain market conditions.
In managing the Fund’s equity exposures, PIMCO utilizes an approach that is designed to have flexibility with respect to different equity markets, segments and issuers, such as global regions and countries, sectors and market capitalizations. The Fund’s sub-adviser, Research Affiliates (“Sub-Adviser”), will determine the target mix of long and short equity exposures for the Fund. In doing so, the Sub-Adviser considers a broad range of quantitative data and qualitative inputs, both in isolation and to a material degree as inputs into a series of quantitative models that inform the final allocation and trading decisions, which are made by the Fund’s portfolio managers. The quantitative data and qualitative inputs considered include (but are not limited to) macroeconomic data relating to U.S. and foreign economies (such as economic growth measures, inflation measures, production and consumption measures, trade figures, fiscal policies and monetary policies) and financial market data relating to U.S. and foreign asset classes (such as yield levels, income growth rates, valuation measures, credit and default risk measures and financial statement data). These data points are primarily used as inputs to a series of quantitative models, which collectively enable the Sub-Adviser to construct multiple optimized model portfolios for consideration in determining the Fund’s actual allocation and trading approach. These include models relating to capital markets expectations, macroeconomic regimes, risk regimes and portfolio construction. Multiple model portfolios are constructed, each optimized to different return and risk parameters, so that the portfolio managers can assess the implications, attributes and tradeoffs of different asset allocation approaches in determining the final allocation and trading decisions, in seeking to achieve the objectives of the Fund. In addition to these quantitative and model-driven considerations, which comprise a majority of the asset allocation investment process, the portfolio managers also may consider various qualitative inputs in refining their final allocation and trading decisions. These may include qualitative macroeconomic and financial market views held by the Sub-Adviser and PIMCO, as well as subjective assessments of liquidity risk, risk premia attractiveness, expected net flows into the Fund and investor behavioral factors.
The Fund may principally use derivatives (such as, but not limited to, futures contracts, swap agreements or options) to obtain its equity exposures. The Sub-Adviser provides investment advisory services in connection with the Fund’s equity exposure by, among other things, providing PIMCO, or counterparties designated by PIMCO, with the designated equity exposure for purposes of developing certain derivatives positions. For example, the Sub-Adviser may assist in the development of equity total return swaps for the Fund. In a typical swap agreement, the Fund will receive the total return of the desired equity exposure from the counterparty to the swap agreement in exchange for paying the counterparty an agreed upon short-term interest rate. There may be a limited number of counterparties willing or able to serve as counterparties to a swap agreement. The Fund may invest in other instruments, “baskets” of stocks, or individual securities to replicate the performance of the desired equity portfolio.
In managing the Fund’s investments in the AR Bond Alpha Strategy, PIMCO seeks to enhance the Fund’s total return. The AR Bond Alpha Strategy invests in a diversified portfolio of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public or private-sector entities and may also be represented by forwards or derivatives such as options, futures contracts or swap agreements. The AR Bond Alpha Strategy is not designed to systematically provide bond market exposure, although the returns may (or may not) be positively correlated with the returns of the bond market. The AR Bond Alpha Strategy seeks to maintain an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO’s market forecasts among other factors. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates. The longer a security’s duration, the more sensitive it will be to changes in interest rates. In addition to duration, the AR Bond Alpha Strategy has flexibility with respect to overall sector exposures, non-U.S. exposures and credit quality, both as a function of the strategy’s investment guidelines and lack of a bond market index benchmark. Further, PIMCO,

6   Private Account Portfolio Series | Offering Memorandum

Offering Memorandum

in its discretion, may seek to reduce the overall risk in the Fund's portfolio of Fixed Income Instruments when the Fund's short equity positions have generated or generate higher levels of income.
The Fund may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset backed securities subject to applicable law and any other restrictions described in the Fund’s Offering Memorandum or Offering Memorandum Supplement. The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Fund may invest up to 20% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch, Inc. (“Fitch”), or, if unrated, as determined by PIMCO (except that within such 20% limitation, the Fund may invest in mortgage- and asset-backed securities rated below B). In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. The Fund is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified fund.
The Fund may also invest, without limitation, in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. With respect to the AR Bond Alpha Strategy, the Fund may invest up to 25% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity, which means the Fund may invest in such instruments without limitation subject to any applicable legal or regulatory limitation). With respect to the AR Bond Alpha Strategy, the Fund will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 35% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its exposure (from non-U.S. dollar-denominated securities or currencies) to each non-U.S. currency to 10% of its total assets. With respect to the AR Bond Alpha Strategy, the Fund will normally limit its aggregate U.S. dollar exposure from transactions or instruments that reference the relative return of a non-U.S. currency or currencies as compared to the U.S. dollar to 20% of its total assets. The Fund may also invest up to 10% of its total assets in preferred securities.
Investment Adviser/Portfolio Managers
PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, James Masturzo, Marc Seidner, Bryan Tsu and Jing Yang. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Brightman is the Chief Executive Officer and Chief Investment Officer of Research Affiliates. Mr. Masturzo is CIO of Multi-Asset Strategies of Research Affiliates. Mr. Seidner is CIO Non-traditional Strategies and a Managing Director of PIMCO. Mr. Tsu and Ms. Yang are Managing Directors of PIMCO. Messrs. Arnott, Brightman, Seidner and Tsu and Ms. Yang have managed the Fund since its inception. Mr. Masturzo has managed the Fund since July 2023.
Other Important Information Regarding Fund Shares
For important information about purchase and sale of Fund shares and tax information, please turn to the “Summary of Other Important Information Regarding Fund Shares” section on page 8 of this Offering Memorandum.

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Summary of Other Important Information Regarding Fund Shares

Purchase and Sale of Fund Shares
Shares of the PIMCO All Asset: Multi-Real Fund and the PIMCO All Asset: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset Fund and PIMCO All Asset All Authority Fund, each a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust. Shares of the PIMCO All Authority: Multi-RAE PLUS Fund may be purchased only by the PIMCO All Asset All Authority Fund, a series of PIMCO Funds (together with the PIMCO All Asset Fund, a series of PIMCO Funds, and the PIMCO All Asset Portfolio, a series of PIMCO Variable Insurance Trust, the “Investing Funds”). PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Funds for the Investing Funds.
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.
Tax Information
A Fund’s distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

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Description of Principal Risks
The value of your investment in a Fund changes with the values of that Fund’s investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Fund’s holdings as a whole are called “principal risks.” This section describes the principal risks of investing in each Fund. Each Fund may be subject to additional risks other than those described below because the types of investments made by a Fund can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under “Characteristics and Risks of Securities and Investment Techniques.” That section and “Investment Objectives and Policies” in the Offering Memorandum Supplement also include more information about the Funds, its investments and the related risks. There is no guarantee that a Fund will be able to achieve its investment objective. It is possible to lose money by investing in a Fund.
New Fund Risk
A new fund’s performance may not represent how the fund is expected to or may perform in the long term if and when it becomes larger and has fully implemented its investment strategies. Investment positions may have a disproportionate impact (negative or positive) on performance in new funds. New funds may also require a period of time before they are fully invested in securities that meet their investment objectives and policies and achieve a representative portfolio composition. Fund performance may be lower or higher during this “ramp-up” period, and may also be more volatile, than would be the case after the fund is fully invested. Similarly, a new fund’s investment strategy may require a longer period of time to show returns that are representative of the strategy. New funds have limited performance histories for investors to evaluate and new funds may not attract sufficient assets to achieve investment and trading efficiencies. If a new fund were to fail to successfully implement its investment strategies or achieve its investment objective, performance may be negatively impacted, and any resulting liquidation could create negative transaction costs for the fund and tax consequences for investors.
Small Fund Risk
A smaller fund may not grow to or maintain an economically viable size to achieve investment or trading efficiencies, which may negatively impact performance and/or force the fund to liquidate. Additionally, a smaller fund may be more adversely affected by large purchases or redemptions of fund shares, which can occur at any time and may impact a fund in the same manner as a high volume of purchases or redemptions.
Interest Rate Risk
Interest rate risk is the risk that fixed income securities and other instruments in a Fund’s portfolio will fluctuate in value because of a change in interest rates. For example, as nominal interest rates rise, the value of certain fixed income securities held by a Fund is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and a Fund may lose money as a result of movements in interest rates. A Fund may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.
Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities (“TIPS”), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.
Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value (“NAV”) of the Funds' shares.
A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise, including but not limited to central bank monetary policies, changing inflation or real growth rates, general economic conditions, increasing bond issuances or reduced market demand for low yielding investments. Risks associated with rising interest rates are heightened under current market conditions given that the U.S. Federal Reserve (the “Federal Reserve”) has begun to raise interest rates from historically low levels and has signaled an intention to continue to do so. Further, in market environments where interest rates are rising, issuers may be less willing or able to make principal and interest payments on fixed-income investments when due.

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During periods of very low or negative interest rates, a Fund may be unable to maintain positive returns. Certain European countries have previously experienced negative interest rates on certain fixed income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from a Fund’s performance to the extent a Fund is exposed to such interest rates.
Measures such as average duration may not accurately reflect the true interest rate sensitivity of a Fund. This is especially the case if a Fund consists of securities with widely varying durations. Therefore, if a Fund has an average duration that suggests a certain level of interest rate risk, a Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent a Fund uses leverage or derivatives in connection with the management of a Fund.
Convexity is an additional measure used to understand a security’s or fund‘s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, meaning increased sensitivity in prices in response to rising interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if a Fund holds such securities, the Fund may be subject to a greater risk of losses in periods of rising interest rates.
Call Risk
Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security in which a Fund has invested, the Fund may not recoup the full amount of its initial investment or may not realize the full anticipated earnings from the investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.
Credit Risk
A Fund could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, or the issuer or guarantor of collateral, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The risk that such issuer, guarantor or counterparty is less willing or able to do so is heightened in market environments where interest rates are rising. The downgrade of the credit of a security or of the issuer of a security held by a Fund may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Measures such as average credit quality may not accurately reflect the true credit risk of a Fund. This is especially the case if a Fund consists of securities with widely varying credit ratings. Therefore, if a Fund has an average credit rating that suggests a certain credit quality, the Fund may in fact be subject to greater credit risk than the average would suggest. This risk is greater to the extent a Fund uses leverage or derivatives in connection with the management of the Fund. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest. Rising or high interest rates may deteriorate the credit quality of an issuer or counterparty, particularly if an issuer or counterparty faces challenges rolling or refinancing its obligations.
High Yield Risk
Funds that invest in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”) may be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce a Fund’s ability to sell these securities at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate and, a high yield security may lose significant market value before a default occurs. High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require a Fund to make taxable distributions of imputed income without receiving the actual cash currency. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in a Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. A Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities. In addition, the high yield securities in which a Fund invests may not be listed on any exchange and a secondary market for such securities may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high

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yield debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in a Fund being unable to realize full value for these securities and/or may result in a Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to a Fund. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in thinly-traded markets. When secondary markets for high yield securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. Because of the risks involved in investing in high yield securities, an investment in a Fund that invests in such securities should be considered speculative.
Market Risk
The market price of securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously even if the performance of those asset classes is not otherwise historically correlated. Investments may also be negatively impacted by market disruptions and by attempts by other market participants to manipulate the prices of particular investments. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by a Fund. Even when markets perform well, there is no assurance that the investments held by a Fund will increase in value along with the broader market.
In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, social unrest, recessions, supply chain disruptions, market manipulation, government defaults, government shutdowns, political changes, diplomatic developments or the imposition of sanctions and other similar measures, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Funds to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on a Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect a Fund’s investments. Any market disruptions could also prevent a Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss, although the increasing interconnectivity between global economies and financial markets can lead to events or conditions in one country, region or financial market adversely impacting a different country, region or financial market. Thus, investors should closely monitor current market conditions to determine whether a Fund meets their individual financial needs and tolerance for risk.
Current market conditions may pose heightened risks with respect to a Fund's investment in fixed income securities. As discussed more under “Interest Rate Risk,” the Federal Reserve has begun to raise interest rates from historically low levels and has signaled an intention to continue to do so. Any additional interest rate increases in the future could cause the value of a Fund that invests in fixed income securities to decrease. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. If rising interest rates cause a Fund to lose enough value, the Fund could also face increased shareholder redemptions, which could force a Fund to liquidate investments at disadvantageous times or prices, therefore adversely affecting a Fund and its shareholders.
As of the date of this Offering Memorandum, although interest rates have recently significantly increased, the prices of real estate-related assets generally have not decreased as much as may be expected based on historical movements. This presents an increased risk of a correction or severe downturn in real estate-related asset prices, which could adversely impact the value of other investments as well (such as loans, securitized debt and other Fixed Income Instruments). This risk is particularly present with respect to commercial real estate-related asset prices, and the value of other investments. For example, tenant vacancy rates, tenant turnover and tenant concentration have increased; owners of such real estate have faced

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headwinds, delinquencies and difficulties in collecting rents and other payments (which increases the risk of owners being unable to pay or otherwise defaulting on their own borrowings and obligations); property values have declined; inflation, upkeep costs and other expenses have increased; and rents have declined for many properties.
Exchanges and securities markets may close early, close late or issue trading halts on specific securities or generally, which may result in, among other things, a Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments. In addition, a Fund may rely on various third-party sources to calculate its NAV. As a result, a Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact a Fund’s calculation of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. A Fund may be unable to recover any losses associated with such failures.
Issuer Risk
The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, major litigation, investigations or other controversies, changes in financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives, financial leverage, reputation or reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect one or more other issuers or securities markets as a whole.
Liquidity Risk
The Securities and Exchange Commission (the “SEC”) defines liquidity risk as the risk that a Fund could not meet requests to redeem shares issued by the Fund without significant dilution of remaining investors’ interests in the Fund. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. A Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require a Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty.
In such cases, a Fund, due to regulatory limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Fund’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk also refers to the risk of unusually high redemption requests, redemption requests by certain large shareholders such as institutional investors or asset allocators, or other unusual market conditions that may make it difficult for a Fund to sell investments within the allowable time period to meet redemptions. Meeting such redemption requests could require a Fund to sell securities at reduced prices or under unfavorable conditions, which would reduce the value of the Fund. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
Certain accounts or PIMCO affiliates may from time to time own (beneficially or of record) or control a significant percentage of a Fund’s shares. Redemptions by these shareholders of their holdings in a Fund may impact the Fund’s liquidity and NAV. These redemptions may also force a Fund to sell securities, which may negatively impact the Fund’s brokerage costs.
Liquidity risk also refers to the risk that a Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Fund may have to sell a security at a disadvantageous time or price to meet such obligations.

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Derivatives Risk
Derivatives and other similar instruments (referred to collectively as “derivatives”) are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Funds may use are referenced under “Characteristics and Risks of Securities and Investment Techniques— Derivatives” in this Offering Memorandum and described in more detail under “Investment Objectives and Policies” in the Offering Memorandum Supplement. The Funds typically use derivatives as a substitute for taking a position in the underlying asset, as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indexes, sectors, currencies, and/or geographic regions, and/or to reduce exposure to other risks, such as interest rate, credit or currency risk. The Funds may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject a Fund to the potential for unlimited loss. The use of derivatives may cause the Funds' investment returns to be impacted by the performance of securities the Funds do not own and result in the Funds' total investment exposure exceeding the value of its portfolio.
The Fund's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk (which may be heightened for highly customized derivatives), interest rate risk, market risk, leverage risk, counterparty (including credit) risk, operational risk, legal and management risk, as well as risks arising from changes in applicable requirements, risks arising from margin requirements and risks arising from mispricing or valuation complexity. They also involve the risk that changes in the value of a derivative instrument may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, a Fund could lose more than the initial amount invested and derivatives may increase the volatility of a Fund, especially in unusual or extreme market conditions. A Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out a position and changes in the value of a derivative may also create margin delivery or settlement payment obligations for the Fund. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Funds' use of derivatives may increase or accelerate the amount of taxes payable by shareholders. Over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for OTC derivatives. The primary credit risk on derivatives that are exchange-traded or traded through a central clearing counterparty resides with the Fund's clearing broker or the clearinghouse.
Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Funds may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If a Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of a Fund and its counterparty. Therefore, it may not be possible for the Fund to modify, terminate, or offset the Fund‘s obligations or the Fund‘s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. In such case, the Fund may lose money.
Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a Fund may wish to retain the Fund‘s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. When such markets are unavailable, the Fund will be subject to increased liquidity and investment risk.
When a derivative is used as a hedge against a position that a Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund‘s hedging transactions will be effective.
The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Funds' derivative transactions, impede the employment of the Funds' derivatives strategies, or adversely affect the Funds' performance.
Futures Contract Risk
A futures contract is an exchange-traded contract to buy or sell an underlying asset, such as a security, currency or commodity, for a set price on a future date. The risks associated with a Fund’s use of derivative instruments, including futures contracts, are discussed in more detail under “Characteristics and Risks of Securities and Investment Techniques—Derivatives” in this Offering Memorandum and under “Investment Objectives

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and Policies” in the Offering Memorandum Supplement. The purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the futures contract and the underlying asset. In addition, there are significant differences between the futures market and the markets for underlying assets, which could result in an imperfect correlation between the markets. The degree of imperfect correlation depends on circumstances such as variations in speculative market demand for futures and futures options on underlying assets, including technical influences in futures trading and futures options, and differences between the futures contract and underlying asset due to factors such as interest rate levels, maturities, and creditworthiness of issuers.
Futures contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying asset. The primary credit risk on futures contracts that are exchange-traded resides with a Fund’s or the Subsidiary’s clearing broker or the clearinghouse. Changes in regulation relating to a registered fund’s use of derivatives and related instruments could potentially limit or impact a Fund’s ability to invest in derivatives, limit a Fund’s ability to employ certain strategies that use derivatives and/or adversely affect the value of derivatives and a Fund’s performance. Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. There can be no assurance that a liquid market will exist at a time when a Fund or the Subsidiary seeks to close out a futures or a futures option position, and that Fund or the Subsidiary would remain obligated to meet margin requirements until the position is closed.
In addition, certain futures contracts may be relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.
Equity Risk
Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities also include, among other things, preferred securities, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred securities, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.
Model Risk
In making investment allocation decisions, the Sub-Adviser may utilize quantitative models that may be proprietary or developed by third-parties. These models are used by the Sub-Adviser to determine a Fund's investment allocation. A Fund's investment models used in making investment allocation decisions may not adequately take into account certain factors, may contain design flaws or faulty assumptions, and may rely on incomplete or inaccurate data, any of which may result in a decline in the value of your investment. There can be no assurance that the models used by the Sub-Adviser will remain viable, due to various factors, which may include the quality of the data input into the models and the assumptions underlying such models, which to varying degrees involve the exercise of judgment, as well as the possibility of errors in constructing or using the model.
Models rely on accurate market data inputs. If inaccurate market data is entered into a model, the resulting information will be incorrect. In addition, the models used may be predictive in nature and such models may result in an incorrect assessment of future events. The models evaluate securities or securities markets based on certain assumptions concerning the interplay of market factors. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models. In addition, when relying on a quantitative model and/or data supplied by third parties, the Sub-Adviser may have less insight into the construction, coding or testing of the third-party model or data, and the Sub-Adviser will be exposed to systems, cyber security and other risks associated with the third party that provides the model or data.
The use of models can be complex and involves financial, economic, econometric and statistical theories, research and modeling; and the results of those processes must then be translated into computer code. Although the Sub-Adviser seeks to hire individuals and/or third parties, as applicable, skilled in each of these functions and to provide appropriate levels of oversight, the complexity of the individual tasks, the difficulty of integrating such tasks, and the limited ability to perform “real world” testing of a model’s end product raises the chances that a finished model may contain an error; one or more of such errors could adversely affect a Fund’s performance.
Mortgage-Related and Other Asset-Backed Securities Risk
Mortgage-related and other asset-backed securities represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a Fund holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising

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interest rates, such that even small movements can cause an investing Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Fund because a Fund may have to reinvest that money at the lower prevailing interest rates. A Fund’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets. A Fund may invest in any tranche of mortgage-related or other asset-backed securities, including junior and/or equity tranches (to the extent consistent with other of a Fund’s guidelines), which generally carry higher levels of the foregoing risks.
Collateralized Loan Obligations Risk
Certain Funds may invest in collateralized loan obligation (“CLOs”) and other similarly structured investments. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. A Fund’s investments in CLOs and other similarly structured investments may expose the Fund to heightened credit risk, interest rate risk, liquidity risk, market risk and prepayment and extension risk, as well as the risk of default on the underlying asset. In addition, investments in CLOs carry additional risks including, but not limited to, the risk that: (i) distributions from the collateral may not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) a Fund may invest in tranches of CLOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; and (v) the CLO’s manager may perform poorly. CLOs may charge management and other administrative fees, which are in addition to those of a Fund.
The cash flows from a CLO are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CLO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CLO securities as a class. The risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the instrument in which a Fund invests. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws.
Extension Risk
The issuer of a security held by a Fund (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security later than expected. This may occur, for example, when interest rates rise. Such later-than-expected principal payments decrease the value of the security held by a Fund. In addition, as payments are received later than expected, a Fund may miss the opportunity to reinvest in higher yielding securities.
Commodity Risk
A Fund’s investments in commodity-linked derivative instruments and commodities, either directly or through a subsidiary, may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative instruments or commodities may be affected by changes in overall market movements, foreign currency exchange rates, commodity index volatility, changes in interest rates, or supply and demand factors affecting a particular industry or commodity market, such as drought, floods, weather, livestock disease, pandemics and public health emergencies, embargoes, taxation, war, terrorism, cyber hacking, economic and political developments, environmental proceedings, tariffs, changes in storage costs, availability of transportation systems, and international economic, political and regulatory developments. The value of commodities and commodity-linked derivative instruments may also experience significant price volatility as a result of being the target of market fraud and price manipulation. The PIMCO All Asset: Multi-Real Fund and its Subsidiary may concentrate its assets in a particular sector of the commodities market. As a result, the PIMCO All Asset: Multi-Real Fund may be more susceptible to risks associated with that sector. The prices for commodities in a sector may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies.
The PIMCO All Asset Multi-Real Fund may invest directly in commodities. Investments in commodities held directly by a Fund, including through warehouse receipts, can present additional risks associated with transportation and delivery, custody, storage and maintenance, illiquidity and the availability of accurate market valuations of the commodity. For example, a Fund's commodity holdings could be lost, damaged, stolen or destroyed, and access to a Fund's commodity holdings could be delayed by natural events (such as an earthquake) or human actions (such as a terrorist attack). Funds used to purchase commodities may be misappropriated, and the commodities underlying a warehouse receipt or other evidence of ownership of a commodity could be nonexistent, misappropriated or fail to meet agreed upon quality standards. Consequently, the value of a Fund's shares may

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be adversely affected by the loss, damage or destruction, misappropriation or delayed access to a Fund's commodity holdings. A Fund may also encounter higher custody, maintenance and other costs when holding a commodity directly as compared to ownership of securities or commodity-linked derivative instruments.
MLP Risk
Investments in derivatives or other instruments relating to master limited partnerships and limited liability companies that are treated as partnerships for U.S. federal income tax purposes (“MLPs”) are subject to risks that are particular to MLPs.
MLPs that concentrate in the energy sector are subject to risks associated with the energy sector. Many MLPs operate in the natural gas, natural gas liquids, crude oil, refined products, coal or other facilities within the energy sector and may be affected by fluctuations in the prices of energy commodities. Fluctuations in energy commodity prices can result from changes in general economic conditions or political circumstances (especially of key energy producing and consuming countries); market conditions; weather patterns; domestic production levels; volume of imports; energy conservation; domestic and foreign governmental regulation; international politics; policies of OPEC; taxation; tariffs; and the availability and costs of local, intrastate and interstate transportation methods.
MLP units may trade infrequently and in limited volume, and they may be subject to abrupt or erratic price movements. MLP common units and other equity securities issued by MLPs are subject to the risks associated with all equity investments, including the risk that the value of such equity securities will decline due to general market or economic conditions, perceptions regarding MLPs or the energy sector, changes in interest rates, changes in a particular issuer’s financial condition, or unfavorable or unanticipated poor performance of a particular issuer. Debt securities issued by MLPs are subject to the risks associated with all debt investments, including interest rate risk, prepayment risk, credit risk, and, as applicable, high yield securities risk.
Prepayment Risk
The issuer of a security held by a Fund (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security sooner than expected. This may occur, for example, when interest rates decline. Such sooner-than-expected principal payments may reduce the returns of a Fund because a Fund is forced to forego expected future interest payments on the principal amount paid back early and a Fund may be forced to reinvest the money it receives from such early payments at the lower prevailing interest rates. Additionally, the yield to maturity on an IO class of a stripped mortgage-backed security (“SMBS”) is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Fund’s yield to maturity from these securities.
Privately-Issued Mortgage-Related Securities Risk
There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage- related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the portfolio of a Fund may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Real Estate Risk
Investments in real estate investment trusts (“REITs”) or real estate-linked derivative instruments are subject to risks similar to those associated with direct ownership of real estate, including losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. An investment in a REIT or a real estate-linked derivative instrument that is linked to the value of a REIT is subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Finally, private REITs are not traded on a national securities exchange. As such, these products are generally illiquid. This reduces the ability of a Fund to redeem its investment early. Private REITs are also generally harder to value and may bear higher fees than public REITs.

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Foreign (Non-U.S.) Investment Risk
A Fund that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a Fund that invests exclusively in securities of U.S. issuers or securities that trade exclusively in U.S. markets. The securities markets of many foreign (non-U.S.) countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, market disruptions, political changes, security suspensions, diplomatic developments or the imposition of sanctions or other similar measures could adversely affect a Fund’s investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment in foreign (non-U.S.) securities. The type and severity of sanctions and other similar measures, including counter sanctions and other retaliatory actions, that may be imposed could vary broadly in scope, and their impact is difficult to ascertain. These types of measures may include, but are not limited to, banning a sanctioned country or certain persons or entities associated with such country from global payment systems that facilitate cross-border payments, restricting the settlement of securities transactions by certain investors, and freezing the assets of particular countries, entities or persons. The imposition of sanctions and other similar measures could, among other things, result in a decline in the value and/or liquidity of securities issued by the sanctioned country or companies located in or economically tied to the sanctioned country, downgrades in the credit ratings of the sanctioned country's securities or those of companies located in or economically tied to the sanctioned country, currency devaluation or volatility, and increased market volatility and disruption in the sanctioned country and throughout the world. Sanctions and other similar measures could directly or indirectly limit or prevent a Fund from buying and selling securities (in the sanctioned country and other markets), significantly delay or prevent the settlement of securities transactions, and adversely impact a Fund's liquidity and performance. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region or in securities denominated in a particular foreign (non-U.S.) currency, the Fund will generally have more exposure to regional economic risks, including weather emergencies and natural disasters, associated with foreign (non-U.S.) investments. Foreign (non-U.S.) securities may also be less liquid and more difficult to value than securities of U.S. issuers.
Emerging Markets Risk
Foreign (non-U.S.) investment risk may be particularly high to the extent a Fund invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, volatility, legal, political, technical and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent a Fund invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Fund may be more sensitive to adverse political or social events affecting that region, country or group of countries. Economic, business, political, or social instability may affect emerging market securities differently, and often more severely, than developed market securities. A Fund that focuses its investments in multiple asset classes of emerging market securities may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid (particularly during market closures due to local holidays or other reasons) and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Emerging market countries typically have less established legal, accounting and financial reporting systems than those in more developed markets, which may reduce the scope or quality of financial information available to investors. Governments in emerging market countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Moreover, it can be more difficult for investors to bring litigation or enforce judgments against issuers in emerging markets or for U.S. regulators to bring enforcement actions against such issuers. A Fund will also be subject to Emerging Markets Risk if they invest in derivatives or other securities or instruments whose value or return are related to the value or returns of emerging markets securities. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and any investing Fund could lose money. The economy of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.
Sovereign Debt Risk
Sovereign debt risk is the risk that fixed income instruments issued by sovereign entities may decline in value as a result of default or other adverse credit event resulting from an issuer’s inability or unwillingness to make principal or interest payments in a timely fashion. A sovereign entity’s failure to make timely payments on its debt can result from many factors, including, without limitation, insufficient foreign (non-U.S.) currency reserves or an inability to sufficiently manage fluctuations in relative currency valuations, an inability or unwillingness to satisfy the demands of creditors and/or relevant supranational entities regarding debt service or economic reforms, the size of the debt burden relative to economic output

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and tax revenues, cash flow difficulties, and other political and social considerations. The risk of loss to a Fund in the event of a sovereign debt default or other adverse credit event is heightened by the unlikelihood of any formal recourse or means to enforce its rights as a holder of the sovereign debt. In addition, sovereign debt restructurings, which may be shaped by entities and factors beyond a Fund’s control, may result in a loss in value of the Fund’s sovereign debt holdings.
Currency Risk
If a Fund invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives or other instruments that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.
Currency rates in foreign (non-U.S.) countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, rates of inflation, balance of payments and governmental surpluses or deficits, intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, a Fund’s investments in foreign (non-U.S.) currencies and/or foreign currency-denominated securities may reduce the returns of the Fund.
Currency risk may be particularly high to the extent that a Fund invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.
Issuer Non-Diversification Risk
Focusing investments in a small number of issuers increases risk. Each Fund is “non-diversified.” Funds that are “non-diversified” may invest a greater percentage of their assets in the securities of a single issuer (such as bonds issued by a particular state) than funds that are “diversified.” Funds that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.
Leveraging Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. A Fund also may be exposed to leveraging risk by borrowing money for investment purposes. Leverage may cause a Fund to liquidate portfolio positions to satisfy its obligations when it may not be advantageous to do so. Leverage, including borrowing, may cause a Fund to be more volatile than if a Fund had not been leveraged. This is because leverage tends to exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities. Certain types of leveraging transactions, such as short sales that are not “against the box” (i.e., short sales where a Fund does not hold the security or have the right to acquire it without payment of further consideration), could theoretically be subject to unlimited losses in cases where a Fund, for any reason, is unable to close out the transaction. In addition, to the extent a Fund borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed a Fund’s investment returns, resulting in greater losses. Moreover, to make payments of interest and other loan costs, a Fund may be forced to sell portfolio securities when it is not otherwise advantageous to do so. Leveraging transactions pursued by a Fund may increase its duration and sensitivity to interest rate movements.
Management Risk
Each Fund and the Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO or the Sub-Adviser, as applicable, and each individual portfolio manager will apply investment techniques and risk analysis and will, in some cases, rely partially or entirely upon or be informed by one or more quantitative models in making investment decisions for the Funds and the Subsidiary. There can be no guarantee that these decisions will produce the desired results or that the due diligence conducted by PIMCO or the sub-adviser, or such other fund’s investment adviser or sub-adviser, as applicable, and individual portfolio managers will expose all material risks associated with an investment. Additionally, PIMCO or the sub-adviser, or such other fund’s investment adviser or sub-adviser, as applicable, and individual portfolio managers may not be able to identify suitable investment opportunities and may face competition from other investment managers when identifying and consummating certain investments. Certain securities or other instruments in which a Fund seeks to invest may not be available in the quantities desired including in circumstances where other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Fund, are seeking to invest in the same or similar securities or instruments. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain

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investments. In such circumstances, PIMCO or the portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. To the extent a Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. Each Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent a Fund from purchasing a security expected to appreciate in value. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Funds and the Subsidiary, as applicable, and may also adversely affect the ability of the Funds and the Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO or the Sub-Adviser will continue to be associated with PIMCO or the Sub-Adviser for any length of time. The loss of services of one or more key employees of PIMCO or the Sub-Adviser could have an adverse impact on the Funds’ and the Subsidiary’s, as applicable, ability to realize their investment objectives. Similarly, there can be no assurance that quantitative models utilized by the Sub-Adviser or related data sources will always be available, and the loss of access to any such model(s) or data sources could have an adverse impact on the Fund’s ability to realize its investment objective.
Subsidiary Risk
By investing in the Subsidiary, the PIMCO All Asset Multi-Real Fund is indirectly exposed to the risks associated with the Subsidiary’s investments. The investments held by the Subsidiary are generally similar to those that are permitted to be held by the Fund, and are subject to the same risks that apply to similar investments if held directly by the Fund. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Fund or the Subsidiary will be achieved.
The Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the PIMCO All Asset: Multi-Real Fund and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the PIMCO All Asset: Multi-Real Fund. Changes in the laws of the United States and/or the Cayman Islands could adversely affect the performance of the PIMCO All Asset: Multi-Real Fund and/or the Subsidiary and result in the PIMCO All Asset: Multi-Real Fund underperforming its benchmark index(es).
Tax Risk
The PIMCO All Asset: Multi-Real Fund gains exposure to the commodities markets through investments in commodity-linked derivative instruments, including commodity index-linked notes, swap agreements, commodity options, futures, and options on futures. The Fund may also gain exposure indirectly to commodity markets by investing in its Subsidiary, which invests primarily in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and/or other Fixed Income Instruments. In order for the Fund to qualify as a regulated investment company under Subchapter M of the Code, the Fund must derive at least 90 percent of its gross income each taxable year from certain qualifying sources of income.
As more fully described below under “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund” the Internal Revenue Service (“IRS”) issued a revenue ruling which holds that income derived from commodity-linked derivatives, if earned directly by the Fund, is not qualifying income under Subchapter M of the Code. The IRS has issued private letter rulings in which the IRS specifically concluded that income derived from an investment in a subsidiary that provides commodity-linked exposure through its investments will constitute qualifying income. Under IRS regulations, income derived from a controlled foreign corporation will be considered qualifying income if distributed to the Fund or if the Fund's income from the subsidiary is derived with respect to the Fund’s business of investing in securities. An IRS revenue procedure states that the IRS will not in the future issue private letter rulings that would require a determination of whether an asset (such as a commodity index-linked note) is a “security” under the Investment Company Act of 1940, as amended (the “1940 Act”).
The Fund will seek to gain exposure to the commodity markets primarily through investments in its Subsidiary. If the IRS were to determine that income derived from certain commodity-linked notes or from investments in a Subsidiary does not constitute qualifying income, the Fund might be adversely affected and would be required to reduce its exposure to such investments, which might result in difficulty in implementing their investment strategies and increased costs and taxes. Investment in a Subsidiary involves specific risks. See “Characteristics and Risks of Securities and Investment Techniques—Investments in Wholly-Owned Subsidiary” below for further information regarding the Subsidiary, including the risks associated with investing in the Subsidiary.

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Short Exposure Risk
A Fund’s short sales and short positions, if any, are subject to special risks. A short sale involves the sale by a Fund of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Fund may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Fund will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.
By investing the proceeds received from selling securities short, a Fund could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Fund’s exposure to long security positions and make any change in the Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Fund employs will be successful during any period in which it is employed.
In times of unusual or adverse market, economic, regulatory or political conditions, a Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short sales of certain securities, including short positions on such securities acquired through swaps. Also, there is the risk that the third party to the short sale or short position will not fulfill its contractual obligations, causing a loss to a Fund.
Convertible Securities Risk
Convertible securities are fixed income securities, preferred securities or other securities that are convertible into or exercisable for common stock of the issuer (or cash or securities of equivalent value) at either a stated price or a stated rate. The market values of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. A convertible security’s market value, however, tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security’s “conversion price.” The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. In the event of a liquidation of the issuing company, holders of convertible securities may be paid before the company’s common stockholders but after holders of any senior debt obligations of the company. Consequently, the issuer’s convertible securities generally entail less risk than its common stock but more risk than its debt obligations.
Synthetic convertible securities involve the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income-producing component and a right to acquire an equity security). Synthetic convertible securities are often achieved, in part, through investments in warrants or options to buy common stock (or options on a stock index), and therefore are subject to the risks associated with derivatives. The value of a synthetic convertible security will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Because the convertible component is typically achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index, synthetic convertible securities are subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.
LIBOR Transition Risk
Certain instruments in which a Fund may invest have relied or continue to rely in some fashion upon the London Interbank Offered Rate (“LIBOR”). LIBOR was traditionally an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money. On March 5, 2021, the Financial Conduct Authority (“FCA”), the United Kingdom’s financial regulatory body and regulator of LIBOR, publicly announced that all U.S. Dollar LIBOR settings will either cease to be provided by any administrator or will no longer be representative (i) immediately after December 31, 2021 for one-week and two-month U.S. Dollar LIBOR settings and (ii) immediately after June 30, 2023 for the remaining U.S. Dollar LIBOR settings. As of January 1, 2022, as a result of supervisory guidance from U.S. regulators, U.S. regulated entities have generally ceased entering into new LIBOR contracts with limited exceptions. Publication of all Japanese yen and the one- and six-month sterling LIBOR settings have ceased, and while publication of the three-month Sterling LIBOR setting will continue through at least the end of March 2024 on the basis of a changed methodology (known as “synthetic LIBOR”), this rate has been designated by the FCA as unrepresentative of the underlying market that it seeks to measure and is solely available for use in legacy transactions. Certain bank-sponsored committees in other jurisdictions, including Europe, the United Kingdom, Japan and Switzerland, have selected alternative reference rates denominated in other currencies. Although

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the transition process away from LIBOR for many instruments has been completed, some LIBOR use is continuing and there are potential effects related to the transition away from LIBOR or continued use of LIBOR on a Fund, or on certain instruments in which a Fund invests, which can be difficult to ascertain, and may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants adopt new reference rates for affected instruments. So-called “tough legacy” contracts have LIBOR interest rate provisions with no fallback provisions contemplating a permanent discontinuation of LIBOR, inadequate fallback provisions or fallback provisions which may not effectively result in a transition away from LIBOR prior to LIBOR’s planned replacement date. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System based on the Secured Overnight Financing Rate (“SOFR”) for tough legacy contracts. On February 27, 2023, the Federal Reserve System’s final rule in connection with this law became effective, establishing benchmark replacements based on SOFR and Term SOFR (a forward-looking measurement of market expectations of SOFR implied from certain derivatives markets) for applicable tough legacy contracts governed by U.S. law. In addition, the FCA has announced that it will require the publication of synthetic LIBOR for the one-month, three-month and six-month U.S. Dollar LIBOR settings after June 30, 2023 through at least September 30, 2024. Certain of a Fund’s investments may involve individual tough legacy contracts which may be subject to the Adjustable Interest Rate (LIBOR) Act or synthetic LIBOR and no assurances can be given that these measures will have had the intended effects. Moreover, certain aspects of the transition from LIBOR have relied or will continue to rely on the actions of third-party market participants, such as clearing houses, trustees, administrative agents, asset servicers and certain service providers; PIMCO cannot guarantee the performance of such market participants and any failure on the part of such market participants to manage their part of the LIBOR transition could impact a Fund. The transition of investments from LIBOR to a replacement rate as a result of amendment, application of existing fallbacks, statutory requirements or otherwise may also result in a reduction in the value of certain instruments held by a Fund or a reduction in the effectiveness of related Fund transactions such as hedges. In addition, an instrument’s transition to a replacement rate could result in variations in the reported yields of a Fund that holds such instrument. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to a Fund.
Inflation-Indexed Security Risk
Inflation-indexed debt securities are subject to the effects of changes in market interest rates caused by factors other than inflation (real interest rates). In general, the value of an inflation-indexed security, including TIPS, tends to decrease when real interest rates increase and can increase when real interest rates decrease. Thus generally, during periods of rising inflation, the value of inflation-indexed securities will tend to increase and during periods of deflation, their value will tend to decrease. Interest payments on inflation-indexed securities are unpredictable and will fluctuate as the principal and interest are adjusted for inflation. There can be no assurance that the inflation index used (i.e., the Consumer Price Index (“CPI”)), which is calculated and published by a third-party, will accurately measure the real rate of inflation in the prices of goods and services. Increases in the principal value of TIPS due to inflation are considered taxable ordinary income for the amount of the increase in the calendar year. Any increase in the principal amount of an inflation-indexed debt security will be considered taxable ordinary income, even though the Fund will not receive the principal until maturity. Additionally, a CPI swap can potentially lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (fixed breakeven rate) that the investor agrees to pay at the initiation of the swap. With municipal inflation-indexed securities, the inflation adjustment is integrated into the coupon payment, which is federally tax exempt (and may be state tax exempt). For municipal inflation-indexed securities, there is no adjustment to the principal value. Because municipal inflation-indexed securities are a small component of the municipal bond market, they may be less liquid than conventional municipal bonds.
Disclosure of Portfolio Holdings
Please see “Disclosure of Portfolio Holdings” in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Fund’s holdings.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  21

Private Account Portfolio Series

Management of the Funds
The business affairs of the Funds are managed under the direction of the Board of Trustees of PIMCO Funds (the “Trust”). Information about the Trustees and the Trust’s executive officers is included in the Offering Memorandum Supplement under the heading “Management of the Trust.”
Investment Adviser and Administrator
PIMCO serves as the investment adviser and the administrator (serving in its capacity as investment adviser, the “Investment Adviser,” and serving in its capacity as administrator, the “Administrator”) for the Funds. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Funds and the Funds' business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2023, PIMCO had approximately $1.80 trillion in assets under management.
PIMCO has engaged Research Affiliates, a California limited liability company, to serve as the sub-adviser to each Fund. Research Affiliates was organized in 2002 and is located at 620 Newport Center Drive, Suite 900, Newport Beach, CA 92660. As sub-adviser to the Funds, Research Affiliates is responsible for providing, subject to the supervision of PIMCO, investment advisory services in connection with, for the PIMCO All Asset: Multi-RAE PLUS and PIMCO All Authority: Multi-RAE PLUS Funds, each Fund’s equity exposures and, for the PIMCO All Asset: Multi-Real Fund, the Fund’s Real Asset exposures, as described in each Fund’s respective Fund Summary.
From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO’s attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Funds with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO’s investment advisory services or invest in the Funds or in other products sponsored by PIMCO and its affiliates.
Advisory Fees and Supervisory and Administrative Fees
Each Fund pays PIMCO an advisory fee in return for providing investment advisory services. Each Fund also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Fund’s shareholders and also bears the costs of various third-party services required by the Funds, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Fund bears other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by the Fund, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, organizational and offering expenses of the Trust and the Funds, and any other expenses which are capitalized in accordance with generally accepted accounting principles, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust’s Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee paid by the Funds. Also, under the terms of the supervision and administration agreement, PIMCO, and not Fund shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.
As discussed in the “Fund Summary-Principal Investment Strategies” section, the PIMCO All Asset: Multi-Real Fund may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. In consideration of these services, the Subsidiary pays PIMCO a management fee and an administrative services fee at the annual rates of 0.49% and 0.20%, respectively. PIMCO has contractually agreed to waive the advisory fee and the supervisory and administrative fee it receives from the PIMCO All Asset: Multi-Real Fund in an amount equal to the management fee and administrative services fee, respectively, paid to PIMCO by the Subsidiary. This waiver may not be terminated by PIMCO and will remain in effect for as long as PIMCO’s contract with the Subsidiary is in place.
The tables below show the advisory and supervisory and administrative fees for each Fund at an annual rate based upon the average daily net assets of the Fund. The Funds may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Funds’ annual and semi-annual reports to shareholders for information regarding the total ratio of expenses to average net assets.
The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the Funds:

22  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Shareholder Fees (fees paid directly from your investment): None
Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Fund assets)
Fund	Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
PIMCO All Asset: Multi-RAE PLUS Fund	0.64%	0.25%	0.89%
PIMCO All Asset: Multi-Real Fund	0.49%	0.25%	0.74%
PIMCO All Authority: Multi-RAE PLUS Fund	0.64%	0.25%	0.89%
Expense Limitation Agreement
PIMCO has contractually agreed through July 31, 2024 to waive a portion of each Fund’s supervisory and administrative fees, or reimburse the Funds, to the extent that the Fund’s organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata share of Trustee fees exceed 0.0049% (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for one-year terms unless PIMCO provides written notice to the Trust at least 30 days prior to the end of the then current term. In any month in which the supervision and administration agreement is in effect, PIMCO is entitled to reimbursement by each Fund of any portion of the supervisory and administrative fee waived or reimbursed as set forth above (the “Reimbursement Amount”) within thirty-six months of the time of the waiver, provided that such amount paid to PIMCO will not: 1) together with any organizational expenses, pro rata share of expenses related to obtaining or maintaining a Legal Entity Identifier and pro rata Trustee fees, exceed, for such month, the Expense Limit (or the amount of the expense limit in place at the time the amount being recouped was originally waived if lower than the Expense Limit) 2) exceed the total Reimbursement Amount; or 3) include any amounts previously reimbursed to PIMCO.
Individual Portfolio Managers
The following individuals have or share primary responsibility for managing each of the noted Funds.
Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Robert D. Arnott	* * *	Chairman and Founder, Research Affiliates, since July 2002. Previously, Mr. Arnott was Chairman of First Quadrant, L.P. until April 2004. He joined First Quadrant in April 1988.
PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Christopher J. Brightman	* * *
Chief Executive Officer, Research Affiliates, since July 2021. Chief Investment Officer,
Research Affiliates, since April 2014. Previously at Research Affiliates, Mr. Brightman
served as a Managing Director and Head of Investment Management. Prior to joining
Research Affiliates in 2010, Mr. Brightman was chief executive officer of the University of
Virginia Investment Management Company.

PIMCO All Asset: Multi-Real	Andrew Dewitt	*
Executive Vice President, PIMCO. Mr. Dewitt is a commodity portfolio manager in the
Newport Beach office. Previously, he managed PIMCO’s portfolio associate group and focused on portfolio optimization and other technology initiatives. He has investment experience since 2006 and holds undergraduate degrees in economics and sociology from
Brown University.

PIMCO All Asset: Multi-Real	Daniel He	*
Executive Vice President, PIMCO. Mr. He is a portfolio manager in the Newport Beach office. He is a member of the liquid products group specializing in real return and mortgage-backed securities. Prior to joining PIMCO in 2011, he structured and traded derivative strategies for a global macro hedge fund. He previously developed trading strategies at a hedge fund that focused on foreign exchange volatility. He has investment experience since 2005 and holds an MBA from the University of Chicago Booth School of
Business. He also holds a master’s degree in financial engineering and an undergraduate degree in computer science from the National University of Singapore.

PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	James Masturzo	7/23 7/23 7/23
Partner and CIO of Multi-Asset Strategies of Research Affiliates, since July 2013. Mr.
Masturzo is a member of Research Affiliates' Investment and Management Committees.
Prior to joining Research Affiliates, he worked at Bloomberg. He has investment experience since December 1999 and holds a bachelor's degree in electrical engineering from Cornell
University and an MBA from Duke University Fuqua School of Business. Mr. Masturzo is a
CFA charterholder.

PIMCO All Asset: Multi-Real	Steve Rodosky	*
Managing Director, PIMCO. Mr. Rodosky joined PIMCO in 2001 and specializes in portfolio management of treasuries, agencies and futures. He has investment experience since 1995 and holds a master's degree in financial markets from Illinois Institute of Technology and an undergraduate degree from Villanova University.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  23

Private Account Portfolio Series

Fund Name	Portfolio Manager	Since	Recent Professional Experience
PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Marc Seidner	2/21 *
CIO Non-traditional Strategies and Managing Director, PIMCO. Mr. Seidner is head of portfolio management in the Newport Beach office. He is also a generalist portfolio manager and a member of the Investment Committee. He rejoined PIMCO in November
2014 after serving as head of fixed income at GMO LLC, and previously he was a PIMCO
Managing Director, generalist portfolio manager and member of the Investment
Committee until January 2014. Prior to joining PIMCO in 2009, he was a managing director and domestic fixed income portfolio manager at Harvard Management Company.
Previously, he was director of active core strategies at Standish Mellon Asset Management and a senior portfolio manager at Fidelity Management and Research. He has investment experience since 1988 and holds an undergraduate degree in economics from Boston
College.

PIMCO All Asset: Multi-Real	Emmanuel Sharef	2/22
Executive Vice President, PIMCO. Dr. Sharef is a portfolio manager in the Newport Beach office, focused on asset allocation and multi-real asset strategies and the residential real estate market. He is a member of the Americas Portfolio Committee and has served as a rotating member of the Investment Committee. Prior to joining PIMCO in 2011, he worked in the mortgage credit strategists group at Morgan Stanley. He has investment and financial services experience since 2008 and holds a Ph.D. in operations research from
Cornell University, specializing in statistics and biometrics. He received an undergraduate degree from Princeton University.

PIMCO All Asset: Multi-Real	Greg Sharenow	*
Managing Director, PIMCO. Mr. Sharenow joined PIMCO in 2011 and is a portfolio manager focusing on real assets. Prior to joining PIMCO, he was an energy trader at Hess
Energy Trading, Goldman Sachs and DE Shaw. He was also previously senior energy economist at Goldman Sachs. He has investment and financial services experience since
2000 and holds bachelor’s degrees in mathematical methods in the social sciences and in economics from Northwestern University.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Bryan Tsu	* *
Managing Director, PIMCO. He is a portfolio manager in the Newport Beach office, focusing on commercial mortgage-backed securities and collateralized loan obligations.
Prior to joining PIMCO in 2008, he worked at Bear Stearns in New York, syndicating collateralized loan and collateralized debt obligations and other asset-backed transactions.
He has investment experience since 2006 and holds a bachelor’s degree in economics and operations research from Columbia University.

PIMCO All Asset: Multi-RAE PLUS PIMCO All Authority: Multi-RAE PLUS	Jing Yang	* *
Managing Director, PIMCO. Ms. Yang is a portfolio manager and a mortgage specialist in the structured credit group in the Newport Beach office. Prior to joining PIMCO in 2006, she worked in home equity loan structuring at Morgan Stanley in New York. She has investment experience since 2006 and holds a Ph.D in Bioinformatics and a master’s degree in statistics from the University of Chicago.

*
Inception of the Fund.
Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation and the portfolio managers’ ownership of shares of the Funds.
A discussion of the basis for the Board of Trustees’ approval of the Funds' investment advisory contract is available in the Funds' Semi-Annual Report to shareholders for the fiscal half-year ended September 30, 2022.
The Trustees are responsible generally for overseeing the management of the Trust. The Trustees authorize the Trust to enter into service agreements with the Investment Adviser, the Distributor (as defined below), the Administrator and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Trust and the Funds. Shareholders are not parties to or third-party beneficiaries of such service agreements. Neither this Offering Memorandum, the Trust’s Offering Memorandum Supplement, any contracts filed as exhibits to the Trust’s registration statement, nor any other communications, disclosure documents or regulatory filings from or on behalf of the Trust or a Fund creates a contract between or among any shareholder of a Fund, on the one hand, and the Trust, a Fund, a service provider to the Trust or a Fund, and/or the Trustees or officers of the Trust, on the other hand. The Trustees (or the Trust and its officers, service providers or other delegates acting under authority of the Trustees) may amend this, or use a new offering memorandum, or Offering Memorandum Supplement with respect to a Fund or the Trust, and/or amend, file and/or issue any other communications, disclosure documents or regulatory filings, and may amend or enter into any contracts to which the Trust or a Fund is a party, and interpret the investment objective(s), policies, restrictions and contractual provisions applicable to any Fund, without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Trust’s then-current Offering Memorandum or Offering Memorandum Supplement.
Distributor
The Trust’s Distributor is PIMCO Investments LLC (the “Distributor”). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC.

24  Offering Memorandum | Private Account Portfolio Series

Purchases, Redemptions and Exchanges
Purchasing Shares
Shares of the Funds are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act. Shares of the Funds are offered only to the Investing Funds. Shares of the Funds may be purchased at the relevant NAV without a sales charge or other fee.
◾
Timing of Purchase Orders and Share Price Calculations. Under normal circumstances, a purchase order received by the Trust or its designee prior to the scheduled close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange (“NYSE”) (the “NYSE Close”), on a day the Trust is open for business, will be effected at that day’s NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Fund’s NAV, as of the normally scheduled close of regular trading on the NYSE or such other time that the Fund may determine in accordance with applicable law. On any business day when the NYSE closes earlier than scheduled, each Fund may (i) close trading early (in which the time as of which NAV is calculated would be advanced and, therefore, also the time by which purchase and redemption orders must be received in order to receive that day’s NAV would be advanced) or (ii) accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day. Purchase orders will be accepted only on days on which the Trust is open for business.
◾
Other Purchase Information. Purchases of a Fund’s shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued. The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Funds or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements. Shares of the Funds are not registered or qualified for sale in the states. Shares of the Funds may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Fund are available for offer and sale in the investor’s state of residence.

Subject to the approval of the Trust, shares of a Fund may be purchased with liquid securities that are eligible for purchase by the Funds (consistent with the Fund's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust’s valuation policies, except as otherwise allowed by law or applicable Fund policy. These transactions will be effected only if PIMCO intends to retain the security in the Fund as an investment. Assets purchased by a Fund in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Fund's shares, if such assets were included in the Fund’s assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time. In the interest of economy and convenience, certificates for shares will not be issued.
Redeeming Shares
As stated above, the Fund's shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Funds may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of the Funds.
◾
Timing of Redemption Requests and Share Price Calculations. Under normal circumstances, a redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day (unless a specific subsequent trade date is provided). A redemption request received after that time becomes effective on the next business day. Redemption requests for Fund shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as trade date, account number, redemption amount (in dollars or shares), and the Fund name.
◾
Redeeming Shares - Additional Information. Following the receipt of a redemption request, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Fund shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Funds to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of each Fund solely in cash up to the lesser of $250,000 or 1% of the Fund’s net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Fund in lieu of cash, which may be in the form of a pro-rata slice of the Fund’s portfolio (potentially with certain exclusions and modifications), individual securities or a representative basket of securities, in each case, subject to the Trust’s in-kind redemption procedures and related regulatory guidance. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

In order to meet redemption requests, the Funds typically expect to use a combination of sales of fund assets, holdings of cash and cash equivalents (including cash flows into the Funds) and financing transactions (such as reverse repurchase agreements). These methods of meeting redemption requests are expected to be used regularly. The Funds reserve the right to use other types of borrowings and interfund lending. The use of borrowings (such as a line of credit) and interfund lending in order to meet redemption requests is typically expected to be used only during stressed market conditions, if at all. See “Characteristics and Risks of Securities and Investment Techniques—Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings” and the Offering Memorandum Supplement for more information. The Funds’ use of redemptions in kind is discussed above.
Exchange Privilege
Exchanges of shares of a Fund for shares of the PIMCO All Asset: Multi-RAE PLUS Fund, PIMCO All Authority: Multi-RAE PLUS Fund or PIMCO All Asset: Multi-Real Fund will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Funds, shares of the Funds may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Funds. Shares may only be exchanged with respect to Funds that are registered in an investor’s state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See “Tax Consequences” in this Offering Memorandum and “Taxation” in the Offering Memorandum Supplement.
Abusive Trading Practices
The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as “market timing.” To discourage excessive, short-term trading and other abusive trading practices, the Trust’s Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Funds and their shareholders. However, because only PIMCO is permitted to purchase and redeem Fund shares, on behalf of the Investing Funds, and because the Portfolio is intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Funds is negligible.
How Fund Shares are Priced
The price of a Fund’s shares is based on the Fund’s NAV. The NAV of a Fund’s shares is determined by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total number of shares outstanding.
Fund shares are ordinarily valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Funds or their agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, each Fund reserves the right to either (i) calculate its NAV as of the earlier closing time or (ii) calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. Each Fund generally does not calculate its NAV on days during which the NYSE is closed. However, if the NYSE is closed on a day it would normally be open for business, each Fund reserves the right to calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day or such other time that the Fund may determine.
For purposes of calculating NAV, fund securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
The Funds will normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. If market value pricing is used, a foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close if the NYSE Close occurs before the end of trading on the foreign exchange. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or other asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board of Trustees has designed PIMCO as the valuation designee (“Valuation Designee”) for each Fund to perform the fair value determination relating to all Fund investments. PIMCO may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee's policies and procedures govern the Valuation Designee's selection and application of methodologies for determining and calculating the fair value of Fund investments. The Valuation Designee may value Fund securities for which market quotations are not readily available and other Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”).
Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of a Fund’s assets that are invested in one or more open-end management investment companies, the Fund’s NAV will be calculated based upon the NAVs of such investments.
If a foreign (non-U.S.) equity security’s value has materially changed after the close of the security’s primary exchange or principal market but before the NYSE Close, the security may be valued at fair value. Foreign (non-U.S.) equity securities that do not trade when the NYSE is open are also valued at fair value. With respect to foreign (non-U.S.) equity securities, a Fund may determine the fair value of investments based on information provided by Pricing Sources and other third-party vendors, which may recommend fair value or adjustments with reference to other securities, indexes or assets. In considering whether fair valuation is required and in determining fair values, the Valuation Designee may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indexes) that occur after the close of the relevant market and before the NYSE Close. A Fund may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. For these purposes, unless otherwise determined by the Valuation Designee, any movement in the applicable reference index or instrument (“zero trigger”) between the earlier close of the applicable foreign market and the NYSE Close may be deemed to be a significant event, prompting the application of the pricing model (effectively resulting in daily fair valuations). Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) equity securities on days when the Trust is not open for business, which may result in a Fund’s portfolio investments being affected when you are unable to buy or sell shares.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the NAV of a Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Trust is not open for business. As a result, to the extent that a Fund holds foreign (non-U.S.) securities, the NAV of the Fund’s shares may change when you cannot purchase, redeem or exchange shares.
Fair valuation may require subjective determinations about the value of a security. While the Trust’s and Valuation Designee's policies and procedures are intended to result in a calculation of a Fund NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Fund may differ from the value that would be realized if the securities were sold.
Fund Distributions
Each Fund distributes substantially all of its net investment income to shareholders in the form of dividends. Each Fund intends to declare and pay income dividends quarterly to shareholders of record.
In addition, each Fund distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually. A Fund’s dividend and capital gain distributions will automatically be reinvested in additional shares of the Fund at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Fund distributions.
Tax Consequences
The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in any Fund.
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Fund Distributions.  Each Fund will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Fund. If a Fund declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

Fund taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Funds, it is not anticipated that a significant portion of the dividends paid by the Funds will be eligible to be reported as qualified dividends. Federal taxes on Fund distributions of gains are determined by how long a Fund owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Fund owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Fund owned for one year or less will generally be taxable as ordinary income.
You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains or exempt interest dividends. If a Fund reports a dividend as a capital gains distribution (typically from gains from investments that a Fund owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of the Fund. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.
The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Fund’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See “Returns of Capital” below.
Taxable Fund distributions are taxable to shareholders even if they are paid from income or gains earned by a Fund prior to the shareholder’s investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Fund’s distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.
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Important Tax Reporting Considerations. Your financial intermediary or a Fund (if you hold your shares in a Fund direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Fund shares purchased after January 1, 2012 unless you instruct the Fund in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a
Secondary Method is not provided, the Funds will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012. If a shareholder is a corporation and has not instructed a Fund that it is a C corporation in its Account Application or by written instruction, a Fund will treat the shareholder as an S corporation and file a Form 1099-B.
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Sales, Exchanges and Redemptions of Fund Shares. You will generally have a capital gain or loss if you dispose of your Fund shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Fund for shares of another Fund, the transaction will be treated as a sale of the exchanged Fund shares, and any gain on those shares will generally be subject to federal income tax.
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Returns of Capital. If a Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in a Fund and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.
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Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Funds and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts).
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Backup Withholding. Each Fund may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide a Fund with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.
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Foreign Withholding Taxes. A Fund may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, a Fund’s total return on those securities would be decreased. Each Fund may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations or foreign governments, or if at least 50% of the value of a Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, such Fund may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases a Fund may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
Foreign shareholders may be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from a Fund. Additionally a Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or are deemed noncompliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be required to provide additional information to enable a Fund to determine whether withholding is required.
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A Note on the PIMCO All Asset: Multi-Real Fund. One of the requirements for favorable tax treatment as a regulated investment company under the Code is that each Fund derive at least 90% of its gross income from certain qualifying sources of income. The IRS has issued a revenue ruling which holds that income derived from commodity index-linked derivatives, if earned directly by the Fund, is not qualifying income under Subchapter M of the Code. As such, the Fund’s ability to utilize direct investments in commodity-linked swaps as part of its investment strategy is limited to a maximum of 10 percent of its gross income.
However, in a subsequent revenue ruling, the IRS provides that income from alternative investment instruments (such as certain commodity index-linked notes) that create commodity exposure may be considered qualifying income under the Code. The IRS has issued private letter rulings in which the IRS specifically concluded that income derived from an investment in a subsidiary that provides commodity-linked exposure through its investments will constitute qualifying income. The Fund will continue to seek to gain exposure to the commodity markets primarily through investments in the Subsidiary and perhaps through commodity-linked notes.
Under IRS regulations, income derived from a controlled foreign corporation will be considered qualifying income if distributed to the Fund or if the Fund's income from the Subsidiary is derived with respect to the Fund’s business of investing in securities. An IRS revenue procedure states that the IRS will not in the future issue private letter rulings that would require a determination of whether an asset (such as a commodity index-linked note) is a “security” under the 1940 Act. There can be no assurance that the IRS will not change its position with respect to some or all of these conclusions or that future legislation will not adversely impact the tax treatment of a Fund’s commodity-linked investments. If the IRS were to change or reverse its position, or if future legislation adversely affected the tax treatment of the Fund’s commodity-linked investments, there would likely be a significant adverse impact on the Fund, including the possibility of failing to qualify as a regulated investment company. If the Fund did not qualify as a regulated investment company for any taxable year, its taxable income would be subject to tax at the Fund level at regular corporate tax rates (without reduction for distributions to shareholders) and to a further tax at the shareholder level when such income is distributed.
Furthermore, the tax treatment of PIMCO All Asset: Multi-Real Fund’s investments in the Subsidiary may otherwise be adversely affected by future legislation, court decisions, Treasury Regulations and/or guidance issued by the IRS. Such developments could affect the character, timing and/or amount of the PIMCO All Asset: Multi-Real Fund’s taxable income or any distributions made by the Fund or result in the inability of the Fund to operate as described in this Offering Memorandum.
Periodic adjustments for inflation to the principal amount of an inflation-indexed bond may give rise to original issue discount, which will be includable in the Fund’s gross income. Due to original issue discount, the Fund may be required to make annual distributions to shareholders that exceed the cash received, which may cause the Fund to liquidate certain investments when it is not advantageous to do so. Also, if the principal value of an inflation-indexed bond is adjusted downward due to deflation, amounts previously distributed in the taxable year may be characterized in some circumstances as a return of capital.
Investment Restrictions
Fundamental Investment Restrictions
The investment restrictions set forth below, are fundamental policies of the Funds and may not be changed with respect to a Fund without shareholder approval by vote of a majority of the outstanding shares of that Fund. For purposes of the foregoing, “majority of the outstanding shares,” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.
(1) A Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.
(2) A Fund may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;
(3) A Fund may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs (This investment restriction is not applicable to the PIMCO All Asset: Multi-Real Fund). This restriction shall not prohibit a Fund, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;

(4) A Fund may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;
(5) A Fund may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and
(6) A Fund may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.
Notwithstanding the foregoing, it is a fundamental policy of each Fund that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the “Investment Objectives and Strategies” section and whose shares may be offered to other parties as well as the Fund.
The Funds interpret their policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, and to any other investments, such as certain derivatives, that may properly be assigned to a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Funds’ industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Fund's industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular “industry” or group of industries.
The Funds may invest in certain derivative instruments which, while representing a relatively small amount of the Fund’s net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Fund obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.
Non-Fundamental Investment Restrictions
Each Fund's investment objective as set forth in its “Investment Objective and Strategies” section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.
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The Fund may not invest more than 15% of its net assets in illiquid investments that are assets, as determined pursuant to
Rule 22e-4 under the 1940 Act and the Fund's procedures adopted thereunder.
For purposes of applying the Fund's investment policies and restrictions, the Funds may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Fund may value credit default swaps at full exposure value for purposes of the Fund's credit quality guidelines because such value reflects the Fund's actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Fund is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Fund for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.
Portfolio Transactions and Brokerage
Investment Decisions and Portfolio Transactions
Investment decisions for the Funds and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Funds). Some securities considered for investments by the Funds also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Fund and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Fund and other clients pursuant to PIMCO’s trade allocation policy that is designed to ensure that all accounts, including the Funds, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.
PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.

PIMCO may aggregate orders for the Funds with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO’s reasonable judgment, aggregation may result in an overall economic benefit to the Funds and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.
In some cases, PIMCO may sell a security on behalf of a client, including the Funds, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO’s other clients, including the Funds, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.
Brokerage and Research Services
There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by the Fund usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.
PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the Fund and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Fund from year-to-year may be attributable to changes in the asset size of the Fund, the volume of portfolio transactions effected by the Fund, the types of instruments in which the Fund invests or the rates negotiated by PIMCO on behalf of the Fund.
PIMCO places orders for the purchase and sale of portfolio investments for the Fund's accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Fund, PIMCO will seek the best execution of the Fund's orders. In doing so, the Fund may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Fund, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.
It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust’s portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Fund. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.
As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust may pay a broker-dealer that provides “brokerage and research services” (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.
As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.
Portfolio Turnover
The length of time a Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Fund is known as “portfolio turnover.” PIMCO manages the Funds without regard generally to the restrictions on portfolio turnover. When a portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Funds. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of a Fund's portfolio) involves correspondingly greater expenses to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Fund, the higher these transaction costs borne by a Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect a Fund’s performance.
The portfolio turnover rate of a Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by a Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and, in accordance with current federal securities laws, rules and staff positions, assets used to cover short positions undertaken, are included in the amounts of securities sold and purchased, respectively, during the year.
Characteristics and Risks of Securities and Investment Techniques
This section provides additional information about some of the principal investments and related risks of the Funds described under “Fund Summary” and “Description of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Funds from time to time. Most of these securities and investment techniques described herein are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Funds. As with any mutual fund, investors in the Funds rely on the professional investment judgment and skill of PIMCO and the portfolio managers. The investments made by the Funds at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Funds. Accordingly, the performance of the Funds can be expected to vary from that of other funds advised by PIMCO. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Funds.
Because the PIMCO All Asset: Multi-Real Fund may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Fund may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Fund. The Fund and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.  Investors should be aware that the investments made by a Fund and the results achieved by a Fund at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies and/or portfolio management teams, similar to a Fund. This may be attributable to a wide variety of factors, including, but not limited to, the use of a different strategy or portfolio management team, when a particular fund commenced operations or the size of a particular fund, in each case as compared to other similar funds. Significant shareholder purchases and redemptions may adversely impact the Fund’s portfolio management. For example, the Fund may be forced to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or hold a comparatively large portion of its portfolio in cash due to significant shareholder purchases, in each case when the Fund otherwise would not seek to do so. Such shareholder transactions may cause the Funds to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase the Fund’s transaction costs, accelerate the realization of taxable income if sales of securities resulted in gains, or otherwise cause the Fund to perform differently than intended. Similarly, significant shareholder purchases may adversely affect the Fund’s performance to the extent the Fund is delayed in investing new cash and, as a result, holds a proportionally larger cash position than under ordinary circumstances. While such risks may apply to funds of any size, such risks are heightened in funds with fewer assets under management. In addition, new funds may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.
More generally, the Fund may be adversely affected when a large shareholder purchases or redeems large amounts of shares, which can occur at any time and may impact a Fund in the same manner as a high volume of purchase or redemption requests. Such large shareholders include, but are not limited to, other funds, institutional investors, and asset allocators who make investment decisions on behalf of underlying clients. Large shareholder transactions may cause a Fund to make investment decisions at inopportune times or prices or miss attractive investment opportunities. In addition, such transactions may also cause the Funds to sell certain assets in order to meet purchase or redemption requests, which could indirectly affect the liquidity of the Fund’s portfolio. Such transactions may also increase the Fund’s transaction costs, decrease economies of scale, accelerate the realization of taxable income, or otherwise cause the Fund to perform differently than intended. While large shareholder transactions may be more frequent under certain circumstances, the Funds are generally subject to the risk that a large shareholder can purchase or redeem a significant percentage of Fund shares at any time. Moreover, the Funds are subject to the risk that other shareholders may make investment decisions based on the choices of a large shareholder, which could exacerbate any potential negative effects experienced by the Funds.
Investment Selection
Certain Funds in this Offering Memorandum seek total return. The total return sought by a Fund consists of both income earned on a Fund’s investments and capital appreciation, if any, arising from increases in the market value of a Fund’s holdings. Capital appreciation of fixed income securities generally results from decreases in market interest rates, foreign currency appreciation, or improving credit fundamentals for a particular market sector or security.
In selecting investments for the Fund, PIMCO develops an outlook for interest rates, currency exchange rates and the economy, analyzes credit and call risks, and uses other investment selection techniques. The proportion of the Fund’s assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO’s outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.
With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO’s investment selection techniques will produce the desired results.
Investors should be aware that the investments made by the Funds and the results achieved by the Funds at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies, and/or portfolio management teams, similar to the Funds.
Fixed Income Instruments
“Fixed Income Instruments,” as used generally in this Offering Memorandum, includes:
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securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);
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corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
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mortgage-backed and other asset-backed securities;
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inflation-indexed bonds issued both by governments and corporations;
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structured notes, including hybrid or “indexed” securities and event-linked bonds;
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bank capital and trust preferred securities;
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loan participations and assignments;
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delayed funding loans and revolving credit facilities;
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bank certificates of deposit, fixed time deposits and bankers’ acceptances;
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repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;
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debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;
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obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and
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obligations of international agencies or supranational entities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.
The Funds, to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.
Duration
Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. The longer a security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a fund with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of eight years would be expected to fall approximately 8% if interest rates rose by one percentage point. Similarly, the price of a bond fund with an average duration of fifteen years would be expected to fall approximately 15% if interest rates rose by one percentage point.  Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest rates, as well as the time until an interest rate is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.
U.S. Government Securities
U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of a Fund’s shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater market risk than interest-paying securities of similar maturities.
Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association (“GNMA”), a wholly-owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government. Under the direction of the Federal Housing Finance Agency, FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019, and the long-term effects it may have on the market for mortgage-backed securities are uncertain.
Municipal Bonds
Municipal Bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal Bonds are subject to interest rate, credit and market risk, uncertainties related to the tax status of a Municipal Bond or the rights of investors invested in these securities. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. In addition, imbalances in supply and demand in the municipal market may result in a deterioration of liquidity and a lack of price transparency in the market. At certain times, this may affect pricing, execution and transaction costs associated with a particular trade. The secondary market for municipal bonds also tends to be less well-developed and less liquid than many other securities markets, which may adversely affect the ability of a Fund to sell its municipal bonds at attractive prices or value municipal bonds. The value of certain municipal securities, in particular general obligation debt, may also be adversely affected by rising health care costs, increasing unfunded pension liabilities, changes in accounting standards and by the phasing out of federal programs providing financial support. Lower-rated Municipal Bonds are subject to greater credit and market risk than higher quality Municipal Bonds. The types of Municipal Bonds in which the Funds may invest include municipal lease obligations, municipal general obligation bonds, municipal essential service revenue bonds, municipal cash equivalents, and pre-refunded and escrowed to maturity Municipal Bonds. The Funds may also invest in industrial development bonds, which are Municipal Bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Funds may also invest in securities issued by entities whose underlying assets are Municipal Bonds.
Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher-cost debt and issue new, lower-cost debt, placing the proceeds of the lower-cost issuance into an escrow account to pre-refund the older, higher-cost debt. Investment in pre-refunded Municipal Bonds held by a Fund may subject the Fund to interest rate risk, market risk and credit risk.
In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Fund sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.
The Funds may invest in trust certificates issued in tender option bond programs. In these programs, a trust typically issues two classes of certificates and uses the proceeds to purchase municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates. There is a risk that a Fund investing in a tender option bond program will not be considered the owner of a tender option bond for federal income tax purposes, and thus will not be entitled to treat such interest as exempt from federal income tax. Certain tender option bonds may be illiquid or may become illiquid as a result of, among other things, a credit rating downgrade, a payment default or a disqualification from tax-exempt status.
A Fund’s investment in the securities issued by a tender option bond trust may involve greater risk and volatility than an investment in a fixed rate bond, and the value of such securities may decrease significantly when market interest rates increase. Tender option bond trusts could be terminated due to market, credit or other events beyond a Fund’s control, which could require the Fund to dispose of portfolio investments at inopportune times and prices. A Fund may use a tender option bond program as a way of achieving leverage in its portfolio, in which case the Fund will be subject to leverage risk. The use of tender option bonds typically will impact a Fund’s duration and cause the Fund to be subject to increased duration and interest rate risk.
In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Both the Volcker Rule and the Risk Retention Rules apply to tender option bond programs and place restrictions on the way certain sponsors may participate in tender option bond programs. Specifically, the Volcker Rule generally prohibits banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring, a hedge fund or private equity fund (“covered fund”), subject to certain exemptions and limitations. Tender option bond programs generally are considered to be covered funds under the Volcker Rule, and, thus, may not be sponsored by a banking entity absent an applicable exemption. The Volcker Rule does not provide for any exemption that would allow banking entities to sponsor tender option bonds in the same manner as they did prior to the Volcker Rule’s compliance date, which was July 21, 2017.
Mortgage-Related and Other Asset-Backed Securities
Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities (“SMBSs”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.
The value of some mortgage-related and other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Fund to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. See “Extension Risk” and “Prepayment Risk” below. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.
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Extension Risk.  Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Fund returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, the Fund may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.
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Prepayment Risk.  Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.
One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or “IO” class), while the other class will receive all of the principal (the principal-only, or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. A Fund may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.
Certain Funds may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.
Each Fund may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Certain Funds may invest in other asset-backed securities that have been offered to investors.
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Privately Issued Mortgage-Related Securities.  Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in such pools. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately Issued Mortgage-Related Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Loan Participations and Assignments
Each Fund may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of all or portions of such loans. Participations and assignments involve special types of risk, including extension risk, prepayment risk, credit risk, interest rate risk, liquidity risk, and the risks of being a lender. Loans are subject to the risk that scheduled interest or principal payments will not be made in a timely manner or at all, either of which may adversely affect the value of the loan. In addition, the collateral underlying a loan may be unavailable or insufficient to satisfy a borrower’s obligation, and a Fund could become part owner of any collateral if a loan is foreclosed, subjecting the Fund to costs associated with owning and disposing of the collateral. If a Fund purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.
Reinvestment
Reinvestment risk is the risk that the returns of a Fund will decline during periods of falling interest rates because the Fund may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below the Fund’s current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Fund to invest in lower-yielding securities. A Fund also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification, because the Fund’s portfolio managers believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Fund from its investments is likely to have an adverse effect on the Fund’s NAV, yield and total return.
Focused Investment
To the extent that a Fund focuses its investments in a particular sector, the Fund may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Fund may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Fund to greater risk. A Fund also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.
Corporate Debt Securities
Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and pricing transparency risks.
Bank Capital Securities and Trust Preferred Securities
There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred securities, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.
Trust preferred securities have the characteristics of both subordinated debt and preferred securities. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Fund, to sell their holdings.
High Yield Securities
Securities rated lower than Baa by Moody’s, or equivalently rated by S&P or Fitch, are sometimes referred to as “high yield securities” or “junk bonds.” Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Fund may lose its entire investment. Certain Funds may invest in securities that are in default with respect to the payment of interest or repayment of principal, or present an imminent risk of default with respect to such payments.
The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which a Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.
Variable and Floating Rate Securities
Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or a calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limit, instruments such as catastrophe and other event-linked bonds, bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other asset-backed securities. Each Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates as the case may be, of the respective securities. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Funds will participate in any declines in interest rates as well. A Fund may also invest in inverse floating rate debt instruments (“inverse floaters”). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. A Fund may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, a Fund may also invest, without limitation, in residual interest bonds. Residual interest bonds are a type of inverse floater. See “Municipal Bonds.”
Inflation-Indexed Bonds
Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
TIPS may also be divided into individual zero-coupon instruments for each coupon or principal payment (known as “iSTRIPS”). An iSTRIP of the principal component of a TIPS issue will retain the embedded deflation floor that will allow the holder of the security to receive the greater of the original principal or inflation-adjusted principal value at maturity. iSTRIPS may be less liquid than conventional TIPS because they are a small component of the TIPS market.
Municipal inflation-indexed securities are municipal bonds that pay coupons based on a fixed rate plus the Consumer Price Index. With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is typically reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation. At the same time, the value of municipal inflation-indexed securities and such corporate inflation indexed securities generally will not increase if the rate of inflation decreases. Because municipal inflation-indexed securities and corporate inflation-indexed securities are a small component of the municipal bond and corporate bond markets, respectively, they may be less liquid than conventional municipal and corporate bonds.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Event-Linked Exposure
Each Fund may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics related to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, a Fund may lose a portion of or its entire principal invested in the bond or notional amount on a swap. Event-linked exposures often provide for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility.
Event-linked exposure may also expose a Fund to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposure may also be subject to liquidity risk.
Convertible and Equity Securities
Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company’s directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer’s industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.
While the Funds intend to invest primarily in fixed income securities, each may invest in convertible securities and equity securities, as well as securities related to equities. Equity-related securities include securities having an equity component (e.g., hybrids, bank capital) and equity derivatives. Convertible securities are generally preferred securities and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Fund may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Fund’s ability to achieve its investment objective.
“Synthetic” convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. A Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.

Preferred and other senior securities generally entitle the holder to receive, in preference to the holders of other securities such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred and other senior securities may pay fixed or adjustable rates of return. Preferred and other senior securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred and other senior securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred and other senior securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. In addition, preferred and other senior securities often have special redemption rights allowing issuers to redeem such securities at par earlier than scheduled. If these rights are exercised, a Fund may have to reinvest proceeds in less attractive securities.
Among other risks described in this Offering Memorandum, the following issues are particularly associated with investments in preferred and other senior securities.
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Deferral and Omission of Distributions. Preferred and other senior securities may include features permitting or requiring the issuer to defer or omit distributions. Among other things, such deferral or omission may result in adverse tax consequences for a Fund.
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Limited Voting Rights. Preferred and other senior securities generally do not have voting rights with respect to the issuer unless dividends have been in arrears for certain specified periods of time.
In the future, preferred or other senior securities may be offered with features different from those described above, and as such, may entail different risks. Over longer periods of time, certain types of preferred or other senior securities may become more scarce or less liquid as a result of legislative changes. Such events may result in losses to a Fund as the prices of securities it holds may be negatively affected. Revisions to bank capital requirements by international regulatory bodies, to the extent they are adopted in the United States, may also negatively impact the market for certain preferred or senior securities.
While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, subject to its applicable investment restrictions, the Fund may consider convertible securities or equity securities to gain exposure to such investments.
At times, in connection with the restructuring of a preferred security or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Fund may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred security or Fixed Income Instrument. Depending upon, among other things, PIMCO’s evaluation of the potential value of such securities in relation to the price that could be obtained by a Fund at any given time upon sale thereof, a Fund may determine to hold such securities in its portfolio.
Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services.
Foreign (Non-U.S.) Securities
The Funds may invest in securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign (non-U.S.) government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A Fund’s investments in foreign (non-U.S.) securities may include American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a non-U.S. company’s securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of money market instruments other than commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the issuer of such money market instrument is organized under the laws of a non-U.S. country. In the case of commercial paper and certificates of deposit, such instruments will be considered economically tied to a non-U.S. country if the “country of exposure” of such instrument is a non-U.S. country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are money market instruments other than commercial paper and certificates of deposit, if the issuer of such money market instrument is organized under the laws of a non-U.S. country or, in the case of underlying assets that are commercial paper or certificates of deposit, if the “country of exposure” of such money market instrument is a non-U.S. country). A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer.
Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for Funds that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of the imposition of sanctions and other similar measures, nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; market disruption; the possibility of security suspensions; and political instability. Individual foreign (non-U.S.) economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Other countries’ financial infrastructure or settlement systems may be less developed than those of the United States. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in, or uncertainty concerning, foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies and in some cases could lead to uncertainty regarding the reliability of issuers’ financial reporting.
Certain Funds also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities.
Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.
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Emerging Market Securities. Each Fund may invest in securities and instruments that are economically tied to developing (or “emerging market”) countries. PIMCO generally considers an instrument to be economically tied to an emerging market country if: the issuer is organized under the laws of an emerging market country; the currency of settlement of the security is a currency of an emerging market country; the security is guaranteed by the government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government); for an asset-backed or other collateralized security, the country in which the collateral backing the security is located is an emerging market country; or the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries or if an instrument’s “country of exposure” is an emerging market country. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” Both the factors and the order in which they are applied may change in the discretion of PIMCO. The current factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located; (ii) the “country of risk” of the issuer; (iii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee; (iv) the “country of risk” of the issuer’s ultimate parent; or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location; (ii) country of primary listing; (iii) sales or revenue attributable to the country; and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Fund emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.
Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to the imposition of sanctions and other similar measures, price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by a Fund. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.
Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Fund to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.
Foreign (Non-U.S.) Currencies
Direct investments in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign (non-U.S.) currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign (non-U.S.) governments or central banks, or by currency controls or political developments. Currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.
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Foreign Currency Transactions. Funds that invest in securities denominated in foreign (non-U.S.) currencies, may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts, and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Fund’s exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of a Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. Foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict a Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. A contract to sell a foreign currency would limit any potential gain that might be realized if the value of the hedged currency increases. A Fund may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Fund will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Fund to benefit from favorable fluctuations in relevant foreign currencies. A Fund may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated.
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Redenomination. Continuing uncertainty as to the status of the euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of a Fund’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, a Fund’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. A Fund may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.
There can be no assurance that if a Fund earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw a Fund’s investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.

Repurchase Agreements
Each Fund may enter into repurchase agreements, in which a Fund purchases a security from a bank or broker-dealer that agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.
Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings
Each Fund may enter into reverse repurchase agreements and dollar rolls, subject to the Fund’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Fund and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Fund but only securities that are “substantially identical.” Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Fund.
Each Fund may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Fund may borrow money from banks for any purpose in an amount up to one-third of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities. A Fund may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Fund’s total assets. In addition, a Fund may lend to certain other PIMCO funds in inter-fund lending transactions to the extent permitted by an exemptive order from the SEC.
Derivatives
Each Fund may, but is not required to, use derivatives and other similar instruments (referred to collectively as “derivatives”) for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). Each Fund may invest some or all of its assets in derivative instruments, subject to the Fund’s objective and policies. The Funds may sometimes use derivatives as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk, or as a substitute for taking a position in the underlying asset. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Fund will succeed. A description of these and other derivative instruments that a Fund may use are described under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
A Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Fund. For example, a small investment in a derivative instrument may have a significant impact on a Fund’s exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Fund may engage in such transactions regardless of whether the Fund owns the asset, instrument or components of the index underlying the derivative instrument. A Fund may invest a significant portion of its assets in these types of instruments. If it does, the Fund’s investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. A description of various risks associated with particular derivative instruments is included in “Investment Objectives and Policies” in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by a Fund.
Management Risk.  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.
Counterparty Risk (including Credit Risk).  The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a “counterparty”) to make required payments or otherwise comply with the contract’s terms. Additionally, a short position in a credit default swap could result in losses if a Fund does not correctly evaluate the creditworthiness of the company on which the credit default swap is based. Counterparty risk also refers to the risks of having concentrated exposure to a counterparty.
Market and Fund Liquidity Risk.  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price. Liquidity risk also refers to the risk that a Fund may be required to hold additional cash or sell other investments in order to obtain cash to close out derivatives or meet the liquidity demands that derivatives can create to make payments of margin, collateral, or settlement payments to counterparties. A Fund may have to sell a security at a disadvantageous time or price to meet such obligations.
Leverage Risk.  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Fund uses derivatives for leverage, investments in the Fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. Leveraging transactions pursued by a Fund may increase its duration and sensitivity to interest rate movements.
Lack of Availability.  Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Fund’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that a Fund will engage in derivatives transactions at any time or from time to time. A Fund’s ability to use derivatives may also be limited by certain regulatory and tax considerations.
Market and Other Risks.  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Fund’s interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of a Fund’s derivative transactions, or impede the employment of a Fund’s derivatives strategies, or adversely affect a Fund’s performance. Other risks in using derivatives include the risk of mispricing and improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange-traded fund would not correlate perfectly with the index upon which the exchange-traded fund is based because the fund’s return is net of fees and expenses. In addition, a Fund’s use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments.
Operational and Legal Risk.  Using derivatives is also subject to operational and legal risks. Operational risk generally refers to the risk related to potential operational issues, including documentation issues, settlement issues, system failures, inadequate controls, and human error.
Legal risk generally refers to insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.
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A Note on the PIMCO All Asset: Multi-Real Fund.  In light of certain revenue rulings and private letter rulings issued by the IRS, as discussed above under “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund,” the Fund will seek to gain exposure to the commodity markets primarily through investments in leveraged or unleveraged commodity index-linked notes, which are derivative debt instruments with principal and/or coupon payments linked to the performance of commodity indices, and through investments in the Subsidiary (as discussed below). The Fund may also invest in commodity-linked notes with principal and/or coupon payments linked to the value of particular commodities or commodity futures contracts, or a subset of commodities and commodities futures contracts. These notes are sometimes referred to as “structured notes” because the terms of these notes may be structured by the issuer and the purchaser of the note. The value of these notes will rise or fall in response to changes in the underlying commodity, commodity futures contract, subset of commodities, subset of commodities futures contracts or commodity index. These notes expose the Funds economically to movements in commodity prices.
These notes also are subject to risks, such as credit, market and interest rate risks, that in general affect the values of debt securities. In addition, these notes are often leveraged, increasing the volatility of each note’s market value relative to changes in the underlying commodity, commodity futures contract or commodity index. Therefore, at the maturity of the note, the Fund may receive more or less principal than it originally invested. The Fund might receive interest payments on the note that are more or less than the stated coupon interest payments.
The Fund may also invest in other commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures. The value of a commodity-linked derivative investment generally is based upon the price movements of a physical commodity (such as energy, mineral, or agricultural products), a commodity futures contract, a subset of commodities, a subset of commodities futures contracts or commodity index, or other economic variable based upon changes in the value of commodities or the commodities markets. Options transactions may be effected on exchanges or in the OTC market. When OTC options are purchased, the Fund’s portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. OTC options also may include options on baskets of specific securities.
Many swap transactions are privately negotiated agreements between the Fund and a counterparty to exchange or swap investment cash flows or assets at specified intervals in the future. The obligations may extend beyond one year. There is often no central exchange for swap transactions and therefore they can be less liquid investments than exchange-traded instruments. The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC continues to approve contracts for central clearing. Uncleared swaps are subject to margin requirements that are being implemented on a phased-in basis. The investment adviser will continue to monitor these developments, particularly to the extent regulatory changes affect a Fund’s ability to enter into swap agreements.
As described below under “Characteristics and Risks of Securities and Investment Techniques—Investments in a Wholly-Owned Subsidiary,” the Fund may gain exposure to commodity markets by investing in the Subsidiary. It is expected that the Subsidiary will invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures, backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments.
The IRS issued a revenue ruling that limits the extent to which the Funds may invest directly in commodity-linked swaps or certain other commodity-linked derivatives. Each Subsidiary, on the other hand, may invest in these commodity-linked derivatives generally without limitation. See “Tax Consequences—A Note on the PIMCO All Asset: Multi-Real Fund” above for further information.
Investments in a Wholly Owned Subsidiary
Investments in the Subsidiary are expected to provide the PIMCO All Asset: Multi-Real Fund with exposure to the commodity markets within the limitations of the Subchapter M of the Code and IRS revenue rulings, as discussed above under “Tax Consequences - A Note on the PIMCO All Asset: Multi-Real Fund.” It is expected that the Subsidiary will invest primarily in commodity-linked derivative instruments, including swap agreements, commodity options, futures and options on futures, backed by a portfolio of inflation-indexed securities and/or other Fixed Income Instruments. Although the PIMCO All Asset: Multi-Real Fund may enter into these commodity-linked derivative instruments directly, the Fund will likely gain exposure to these derivative instruments indirectly by investing in the Subsidiary. To the extent that PIMCO believes that these commodity-linked derivative instruments are better suited to provide exposure to the commodities market than commodity index-linked notes, the PIMCO All Asset: Multi-Real Fund’s investment in the Subsidiary will likely increase. The Subsidiary will also invest in inflation-indexed securities and/or other Fixed Income Instruments, which are intended to serve as margin or collateral for the Subsidiary’s derivatives position, common and preferred securities as well as convertible securities of issuers in commodity-related industries, collateralized debt obligations, event-linked bonds and event-linked swaps. To the extent that the PIMCO All Asset: Multi-Real Fund invests in the Subsidiary, it may be subject to the risks associated with those derivative instruments and other securities, which are discussed elsewhere in this Offering Memorandum.
While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of a Fund and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Fund. Changes in the laws of the United States and/or the Cayman Islands could adversely affect the performance of the Fund and/or the Subsidiary and result in the Fund underperforming its benchmark index(es).
Exchange-Traded Notes (ETNs)
ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.
ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Fund invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Fund’s decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The timing and character of income and gains derived by a Fund from investments in ETNs may be affected by future legislation. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.
Real Estate Investment Trusts (REITs)
REITs are pooled investment vehicles that own, and usually operate, income-producing real estate. Some REITs also finance real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. Therefore, REITs tend to pay higher dividends than other issuers.
REITs can be divided into three basic types: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest the majority of their assets directly in real property. They derive their income primarily from rents received and any profits on the sale of their properties. Mortgage REITs invest the majority of their assets in real estate mortgages and derive most of their income from mortgage interest payments. As its name suggests, Hybrid REITs combine characteristics of both Equity REITs and Mortgage REITs.

An investment in a REIT, or in a real-estate linked derivative instrument linked to the value of a REIT, is subject to the risks that impact the value of the underlying properties of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, including reduced demand for commercial and office space as well as increased maintenance or tenant improvement costs to convert properties for other uses, default risk of tenants and borrowers, the financial condition of tenants, buyers and sellers, and the inability to re-lease space on attractive terms or to obtain mortgage financing on a timely basis or at all, interest rates, zoning laws, regulatory limitations on rents, property taxes and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for tax-free distribution of income. REITs are also subject to default by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended.
Delayed Funding Loans and Revolving Credit Facilities
Each Fund may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.
When-Issued, Delayed Delivery and Forward Commitment Transactions
Each Fund may purchase or sell securities that it is eligible to purchase or sell on a when-issued basis, may purchase or sell such securities for delayed delivery and may make contracts to purchase or sell such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase a Fund’s overall investment exposure. Typically, no income accrues on securities a Fund has committed to purchase prior to the time delivery of the securities is made. When a Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, a Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.
Investment in Other Investment Companies
A Fund may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds and business development companies, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the PIMCO All Asset: Multi-Real Fund’s investment in the Subsidiary. The Funds may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, the Funds may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Fund pays its service providers. To the extent a Fund invests in other investment companies that are advised by PIMCO, PIMCO expects to select such investments without considering or canvassing the universe of available unaffiliated investment companies.
Each Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments. The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.
Subject to the restrictions and limitations of the 1940 Act, and the rules and regulations thereunder and any exemptive relief therefrom, each Fund may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Fund.
Regulatory changes adopted by the SEC concerning investments by registered investment companies in the securities of other registered investment companies could affect a Fund's ability to utilize the Central Funds. This could adversely impact a Fund's investment strategies and operations. The “Investment Objectives and Policies - Regulatory Risk” section in the Offering Memorandum Supplement discusses these changes in further detail.
Small-Cap and Mid-Cap Companies
A Fund may invest in equity securities of small-capitalization and mid-capitalization companies. The Funds consider a small-cap company to be a company with a market capitalization of up to $1.5 billion and a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion. Investments in small-cap and mid-cap companies involve greater risk than investments in large-capitalization companies. Small- and mid-cap companies may not have an established financial history, which can present valuation challenges. The equity securities of small- and mid-cap companies may be subject to increased market fluctuations, due to less liquid markets and more limited managerial and financial resources. A Fund’s investment in small- and mid-cap companies may increase the volatility of the Fund’s portfolio.
Short Sales
Each Fund may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Fund to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as “covering” the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Fund. Each Fund may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Fund engages in short selling in foreign (non-U.S.) jurisdictions, a Fund will do so to the extent permitted by the laws and regulations of such jurisdiction.
Illiquid Investments
Each Fund may invest up to 15% of its net assets (taken at the time of investment) in illiquid investments that are assets. Certain illiquid investments may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid investments and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means investments that a Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933, as amended, and certain commercial paper) may be treated as liquid (i.e., classified by the Fund in a liquidity category other than “illiquid” pursuant to a Funds' liquidity risk management procedures), although they may be relatively less liquid than registered securities traded on established secondary markets. Additional discussion of illiquid investments and related regulatory limits and requirements is available under “Investment Objectives and Policies” in the Offering Memorandum Supplement.
Loans of Portfolio Securities
For the purpose of achieving income, each Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided that a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies” in the Offering Memorandum Supplement for details. When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Fund may pay lending fees to a party arranging the loan, which may be an affiliate of the Fund. Cash collateral received by a Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. As a shareholder of an investment company or other pooled vehicle, a Fund may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Fund pays its service providers. To the extent such cash collateral is invested in an affiliated money market or short-term mutual fund, such fees generally will not be waived, and PIMCO expects to select such an investment without considering or canvassing the universe of available unaffiliated investment companies. A Fund bears the risk of such instruments.
Temporary Defensive Positions
For temporary defensive purposes, each Fund may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities in attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO. When a Fund engages in such strategies, it may not achieve its investment objective.
From time to time, as the prevailing market and interest rate environments warrant, and at the discretion of its portfolio manager, some portion of a Fund’s total net assets may be uninvested. In such cases, Fund assets will be held in cash in a Fund’s custody account. Cash assets are generally not income-generating and would impact a Fund’s performance.
Changes in Investment Objectives and Policies
The investment objective of each Fund is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Funds may be changed by the Board of Trustees without shareholder approval.
Percentage Investment Limitations
Unless otherwise stated, all percentage limitations on Fund investments listed in this Offering Memorandum will apply at the time of investment. The Funds would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.
Credit Ratings and Unrated Securities
Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody’s, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. A Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. The ratings of a fixed income security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments held by a Fund could receive a higher rating or a lower rating during the period in which they are held by a Fund. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.
A Fund may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Fund may purchase. In making ratings determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Fund invests in high yield and/or unrated securities, the Funds' success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Fund invested exclusively in higher-quality and higher-rated securities.
Other Investments and Techniques
The Funds may invest in other types of securities and use a variety of investment techniques and strategies that are not described in this Offering Memorandum. These securities and techniques may subject the Funds to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Funds.
Geopolitical Conflicts
The occurrence of geopolitical conflicts, war or terrorist activities could have adverse impacts on markets in various and unpredictable ways. For example, following Russia’s large-scale invasion of Ukraine in February 2022, Russia, and other countries, persons and entities that were viewed as having provided material aid to Russia’s aggression against Ukraine, became the subject of economic sanctions and import and export controls imposed by countries throughout the world, including the United States. Such measures have had and may continue to have an adverse effect on the Russian, Belarusian and other securities and economies. The extent, duration and impact of geopolitical conflicts and related market impacts are difficult to ascertain, but could be significant and could have significant adverse effects on regional and global economies and the markets for certain securities and commodities, such as oil and natural gas, as well as other sectors, and on a Fund’s investments.
Cyber Security
As the use of technology, including cloud-based technology, has become more prevalent in the course of business, the Funds have become potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause a Fund to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to a Fund’s digital information systems (e.g., through “hacking” or malicious software coding) and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until ransom is paid, or insider actions (e.g., intentionally or unintentionally harmful acts of PIMCO personnel). In addition, cyber security breaches involving a Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which a Fund invests can also subject a Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. PIMCO’s use of cloud-based service providers could heighten or change these risks.
Cyber security failures or breaches may result in financial losses to a Fund and its shareholders. For example, cyber security failures or breaches involving trading counterparties or issuers in which a Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with a Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.
Like with operational risk in general, the Funds have established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Funds do not directly control the cyber security systems of issuers in which a Fund may invest, trading counterparties or third party service providers to the Funds. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Funds and their shareholders may suffer losses as a result of a cyber security breach related to the Funds, their service providers, trading counterparties or the issuers in which a Fund invests.
Regulatory Changes Risk
Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Fund is regulated, affect the expenses incurred directly by a Fund and the value of its investments, and limit and/or preclude a Fund’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Funds and the investment adviser have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Funds and the investment adviser will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which a Fund invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair a Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.

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Private Account Portfolio Series

Financial Highlights
The financial highlights table is intended to help a shareholder understand each Fund’s financial performance for the last five fiscal years or, if shorter, the period since the Fund commenced operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, the Funds’ independent registered public accounting firm. Its report, along with full financial statements, appears in the Trust’s Annual Report, which is available upon request. Note: All footnotes to the financial highlights table appear at the end of the tables.
		Investment Operations			Less Distributions(c)

Selected Per Share Data for the Year or Period Ended^:	Net Asset Value Beginning of Year or Period(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	Total	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
PIMCO All Asset: Multi-Real Fund (Consolidated)
03/31/2023	$14.26	$0.57	$(3.35)	$(2.78)	$(2.52)	$(0.11)	$0.00	$(2.63)
03/31/2022	12.30	0.68	4.60	5.28	(3.21)	(0.11)	0.00	(3.32)
09/22/2020 -03/31/2021	10.00	0.04	2.64	2.68	(0.38)	0.00	0.00	(0.38)
PIMCO All Asset: Multi-RAE PLUS Fund
03/31/2023	$10.38	$0.23	$(0.97)	$(0.74)	$0.00	$0.00	$0.00	$0.00
03/31/2022	11.60	(0.00)	(0.36)	(0.36)	(0.80)	(0.06)	0.00	(0.86)
10/06/2020 - 03/31/2021	10.00	(0.01)	2.94	2.93	(1.32)	(0.01)	0.00	(1.33)
PIMCO All Authority: Multi-RAE PLUS Fund
08/23/2022 - 03/31/2023	$10.00	$0.18	$0.04	$0.22	$(0.46)	$0.00	$0.00	$(0.46)
^
A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
*
Annualized, except for organizational expense, if any.
(a)
Includes adjustments required by U.S. GAAP and may differ from net asset values and performance reported elsewhere by the Funds.
(b)
Per share amounts based on average number of shares outstanding during the year or period.
(c)
The tax characterization of distributions is determined in accordance with Federal income tax regulations. See Note 2, Distributions to Shareholders, in the Notes to Financial Statements for more information.
(d)
Includes adjustments required by U.S. GAAP and may differ from net asset values and performance reported elsewhere by the Funds. Additionally, excludes initial sales charges and contingent deferred sales charges.

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Offering Memorandum

		Ratios/Supplemental Data
			Ratios to Average Net Assets
Net Asset Value End of Year or Period(a)	Total Return(d)	Net Assets End of Year or Period (000s)	Expenses	Expenses Excluding Waivers	Expenses Excluding Interest Expense	Expenses Excluding Interest Expense and Waivers	Net Investment Income (Loss)	Portfolio Turnover Rate

$8.85	(20.93)%	$2,489,847	2.70%	2.84%	0.74%	0.88%	5.43%	117%
14.26	46.22	3,042,029	0.79	0.88	0.74	0.83	4.88	96
12.30	26.87	1,621,140	0.81 *	0.88 *	0.75 *	0.82 *	0.70 *	87

$9.64	(7.13)%	$2,909,688	0.96%	0.96%	0.89%	0.89%	2.45%	52%
10.38	(3.70)	3,949,906	0.89	0.89	0.89	0.89	(0.04)	57
11.60	29.59	3,218,304	0.90 *	0.90 *	0.89 *	0.89 *	(0.15)*	100

$9.76	2.16%	$447,188	0.98%*	1.00%*	0.89%*	0.91%*	3.11%*	11%

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Private Account Portfolio Series

Appendix A
Description of Securities Ratings
The Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, Standard & Poor’s or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities  are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.
Investment Grade Debt Securities  are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by PIMCO.
Below Investment Grade High Yield Securities (“Junk Bonds”),  are those rated lower than Baa by Moody’s, BBB by Standard & Poor’s or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, Standard & Poor’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
Global Short-Term Rating Scale
Ratings assigned on Moody’s global short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

A-1  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n: Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n: Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers and issuances.
Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.
C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
National Scale Short-Term Ratings
Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings. There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.
In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).
N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term debt obligations relative to other domestic issuers or issuances.
The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  A-2

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VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
◾
Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
◾
Nature and provisions of the financial obligation and the promise S&P imputes; and
◾
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Investment Grade
AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
NR: This indicates that a rating has not been assigned or is no longer assigned.
Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

A-3  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

Short-Term Issue Credit Ratings
A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+‘ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+‘).
Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim: Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
◾
Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
◾
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
◾
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
◾
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
◾
A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  A-4

Private Account Portfolio Series

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*:This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i: This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The 'i' suffix indicated that the rating addressed the interest portion of the obligation only. The 'i' suffix was always used in conjunction with the 'p' suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of 'AAApNRi' indicating that the principal portion was rated 'AAA' and the interest portion of the obligation was not rated.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings
Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance, and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

A-5  Offering Memorandum | Private Account Portfolio Series

Offering Memorandum

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC: Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC: Very high levels of credit risk. Default of some kind appears probable.
C: Near default.
A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
c. the formal announcement by the issuer or their agent of a distressed debt exchange;
d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent
RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i. the selective payment default on a specific class or currency of debt;
ii. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
iii. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.
D: Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (’AA+‘; ’AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

July 31, 2023 (as supplemented September 29, 2023) | Offering Memorandum  A-6

Private Account Portfolio Series

Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate an issue with short maturity). Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk. Default is a real possibility.
RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

A-7  Offering Memorandum | Private Account Portfolio Series

INVESTMENT ADVISER AND ADMINISTRATOR
PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660
DISTRIBUTOR
PIMCO Investments LLC, 1633 Broadway, New York, NY 10019
CUSTODIAN
State Street Bank & Trust Co., 1100 Main Street, Suite 400, Kansas City, MO 64105
TRANSFER AGENT
SS&C Global Investor and Distribution Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, MO 64105-1407
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106-2197
LEGAL COUNSEL
Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

Private Account Portfolio Series
650 Newport Center Drive
Newport Beach, CA 92660
The Funds' Offering Memorandum Supplement to shareholders includes additional information about the Funds. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about a Fund’s investments will be available in each Fund’s annual report and semi-annual report to shareholders. Each Fund’s annual report will discuss the market conditions and investment strategies that significantly affected each Fund’s performance during its fiscal year.
The Offering Memorandum Supplement contains detailed information about Fund purchase, redemption and exchange options and procedures and other information about the Funds. You can get a free copy of the Offering Memorandum Supplement.
You may obtain free copies of any of these materials, request other information about the Funds, or make inquiries by writing to:
PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660
Daily updates on the NAV of the Funds may be obtained by calling 1-888-87-PIMCO.
As permitted by regulations adopted by the SEC, you may not be receiving paper copies of the Funds' shareholder reports unless you specifically request paper copies from your financial intermediary, such as a broker-dealer or bank. Instead, the shareholder reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
You may access reports and other information about the Trust on the EDGAR Database on the Commission’s website at www.sec.gov. You may obtain copies of additional information about the Trust, including its Offering Memorandum Supplement, with payment of a duplication fee, by e-mailing your request to publicinfo@sec.gov.
The Funds issue shares only in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act, or any other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Investment Company Act File Number: 811-05028
PAPS0004_092923

PART C   OTHER INFORMATION
Item 28. Exhibits
(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Eighth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated August 18, 2020(55)
	(3)	Establishment and Designation of Eight Additional Series of Shares of Beneficial Interest dated February 10, 2021(57)
	(4)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(5)	Establishment and Designation of One Additional Class of a Series of Shares of Beneficial Interest dated May 20, 2022(64)
	(6)	Establishment and Designation of One Additional Series of Shares of Beneficial Interest dated February 8, 2023(66)
	(7)	Establishment and Designation of One Additional Class of A Series of Shares of Beneficial Interest dated February 8, 2023(67)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Low Duration Credit Fund, PIMCO Total Return Fund IV, PIMCO RAE
PLUS International Fund and PIMCO RAE PLUS Small Fund dated February 28, 2011(10)

(8)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated May 23, 2011(12)

(9)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and
PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16,
2011(13)

(10)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal
Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio
Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)

(13)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage
PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO
StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International
Fund (U.S. Dollar Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund,
PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated
March 22, 2013(20)

(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Low Duration Credit Fund dated October 1, 2013(23)
(16)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(24)
(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(18)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated October 1, 2015(32)

(19)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Total Return ESG Fund, PIMCO Low Duration ESG Fund and PIMCO
Low Duration Income Fund dated November 7, 2016(44)

(20)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating
NAV Portfolio IV dated February 14, 2017(37)

(21)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full
Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic
Bond Fund dated October 2, 2017(42)

(22)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
(23)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(24)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to PIMCO California Municipal Intermediate Value Fund, PIMCO California Municipal
Opportunistic Value Fund, PIMCO National Municipal Intermediate Value Fund and PIMCO
National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(25)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
(26)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(27)	Supplement to Amended and Restated Investment Advisory Contract dated June 29, 2020(53)
(28)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(29)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO RAE PLUS EMG Fund dated October 1, 2020(56)
(30)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Sector
Fund Series – AH, PIMCO Sector Fund Series – AI, PIMCO Sector Fund Series – AM, PIMCO
Sector Fund Series – BC, PIMCO Sector Fund Series – BL, PIMCO Sector Fund Series – EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(31)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)
	(32)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(33)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)
(34)
Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to
PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement
relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO RAE
PLUS Small Fund dated December 1, 2012(18)

(35)
Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund,
PIMCO RAE Fundamental Advantage PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE
PLUS International Fund and PIMCO RAE PLUS Small Fund dated December 20, 2013(22)

	(36)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)
(37)
Amendment to Amended and Restated Sub-Advisory Agreement relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(38)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(65)
(39)
Sub-Advisory Agreement relating to PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated March 15, 2019(49)

(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract dated May 15, 2018(46)
(4)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO California
Municipal Intermediate Value Fund, PIMCO California Municipal Opportunistic Value Fund,
PIMCO National Municipal Intermediate Value Fund and PIMCO National Municipal
Opportunistic Value Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate Bond Fund dated November 4, 2019(51)
(6)
Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(7)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO ESG Income Fund and Class C-2 shares dated August 18, 2020(55)
(8)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Sector
Fund Series - AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO
Sector Fund Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(9)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Authority: Multi-RAE PLUS Fund dated May 20, 2022(64)
	(10)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Total Return Fund V dated February 8, 2023(67)
	(11)	Form of Sales Agreement(62)
(f)		Not Applicable

(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
	(8)	Amendment to Custody and Investment Accounting Agreement dated August 10, 2020(56)
	(9)	Amendment to Custody and Investment Accounting Agreement dated November 5, 2019(58)
	(10)	Amendment to Custody and Investment Accounting Agreement dated August 28, 2020(56)
	(11)	Amendment to Custody and Investment Accounting Agreement dated October 8, 2020(58)
	(12)	Amendment to Custody and Investment Accounting Agreement dated March 24, 2021(58)
	(13)	Amendment to Custody and Investment Accounting Agreement dated June 29, 2021(60)
	(14)	Amendment to Custody and Investment Accounting Agreement dated November 30, 2021(62)
(h)	(1)	Third Amended and Restated Supervision and Administration Agreement dated August 31, 2021(62)
(2)
Amendment to Third Amended and Restated Supervision and Administration Agreement relating to
PIMCO All Authority: Multi-RAE PLUS Fund and I-3 shares of PIMCO Inflation Response
Multi-Asset Fund dated May 20, 2022(64)

(3)
Supplement to Third Amended and Restated Supervision and Administration Agreement relating to
PIMCO Total Return Fund V and Class C shares of PIMCO TRENDS Managed Futures Strategy
Fund dated February 8, 2023(66)

	(4)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
	(5)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
	(6)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
	(7)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)
	(8)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
	(9)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
	(10)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
	(11)	Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated October 1, 2018(47)
	(12)	Amendment to the Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated July 31, 2019(51)
(13)
Fee Waiver Agreement relating to the PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated November 5, 2018(49)

	(14)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(19)
	(15)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
	(16)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)

(17)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
(18)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
(19)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
(20)	Fee Waiver Agreement relating to the PIMCO Climate Bond Fund dated November 4, 2019(51)
(21)	Fee Waiver Agreement relating to PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. dated June 29, 2020(53)
(22)	Fee Waiver Agreement relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(23)
Advisory Fee Waiver Agreement relating to PIMCO Sector Fund Series - AH, PIMCO Sector Fund
Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series - BC, PIMCO Sector
Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector Fund Series – H and PIMCO
Sector Fund Series – I, dated February 11, 2021(57)

(24)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Inflation Response Multi-Asset Fund dated May 20, 2022(64)
(25)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
(26)
Supervisory and Administrative Fee Waiver Agreement relating to PIMCO Sector Fund Series -
AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund
Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector
Fund Series – H and PIMCO Sector Fund Series – I, dated February 11, 2021(57)

(27)	Fee Waiver Agreement relating to I-3 Shares of PIMCO Total Return Fund V dated March 20, 2023(67)
(28)	Amendment to Second Amended and Restated Expense Limitation Agreement dated June 29, 2020(53)
(29)	Amended Schedules A and B to Second Amended and Restated Expense Limitation Agreement dated February 8, 2023(67)
(30)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
(31)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
(32)
Expense Limitation Agreement relating to PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(33)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
(34)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
(35)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
(36)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
(37)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
(38)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
(39)	PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. Appointment of Agent for Service of Process(56)
(40)	PIMCO Sector Fund Series - BC (Cayman) Ltd. Appointment of Agent for Service of Process(65)
(41)	Form of Investment Management Agreement for Fund Subsidiaries organized as Cayman Islands exempted companies(65)
(42)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)

	(43)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)
	(44)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 20, 2019(58)
	(45)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 2, 2020(58)
(i)		Opinion and Consent of Counsel(68)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(68)
	(2)(A)	Certified Secretary’s Certificate pursuant to Rule 483(b)(67)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)
	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Distribution and Services Plan for Class C-2 Shares(56)
	(6)	Form of Bank Fund Services Agreement(62)
	(7)	Form of Fund Services Agreement(62)
(n)		Twenty-Second Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated May 17, 2023(68)
(p)	(1)	Revised Code of Ethics for the Registrant(56)
	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(61)
	(3)	Revised Code of Ethics for Research Affiliates, LLC(62)
*		Powers of Attorney(58)
(1)
Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)
Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)
Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)
Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(5)
Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)
Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)
Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)
Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)
Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)
Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)
Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)
Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)
Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)
Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)
Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)
Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.

(17)
Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(18)
Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)
Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)
Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)
Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)
Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)
Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)
Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.
(25)
Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)
Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)
Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)
Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)
Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)
Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)
Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)
Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)
Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)
Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)
Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.
(36)
Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)
Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)
Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)
Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)
Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)
Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)
Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.
(43)
Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)
Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45)
Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein.
(46)
Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)
Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)
Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)
Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)
Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)
Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)
Filed with Post-Effective Amendment No. 332 on May 22, 2020, and incorporated by reference herein.
(53)
Filed with Amendment No. 463 on July 1, 2020, and incorporated by reference herein.
(54)
Filed with Post-Effective Amendment No. 333 on July 27, 2020, and incorporated by reference herein.

(55)
Filed with Post-Effective Amendment No. 336 on August 20, 2020, and incorporated by reference herein.
(56)
Filed with Post-Effective Amendment No. 339 on October 21, 2020, and incorporated by reference herein.
(57)
Filed with Amendment No. 474 on February 22, 2021, and incorporated by reference herein.
(58)
Filed with Post-Effective Amendment No. 340 on May 26, 2021, and incorporated by reference herein.
(59) Filed with Post-Effective Amendment No. 341 on July 29, 2021, and incorporated by reference herein.
(60) Filed with Amendment No. 480 on December 15, 2021, and incorporated by reference herein.
(61) Filed with Amendment No. 481 on February 1, 2022, and incorporated by reference herein.
(62) Filed with Amendment No. 482 on March 31, 2022, and incorporated by reference herein.
(63) Filed with Amendment No. 483 on May 23, 2022, and incorporated by reference herein.
(64) Filed with Post-Effective Amendment No. 342 on May 31, 2022, and incorporated by reference herein.
(65) Filed with Post-Effective Amendment No. 343 on July 27, 2022, and incorporated by reference herein.
(66) Filed with Post-Effective Amendment No. 345 on February 10, 2023, and incorporated by reference herein.
(67) Filed with Post-Effective Amendment No. 348 on March 20, 2023, and incorporated by reference herein.
(68) Filed with Post-Effective Amendment No. 502 on July 28, 2023, and incorporated by reference herein.
Item 29. Persons Controlled by or Under Common Control with Registrant.
The Trust through the PIMCO Sector Fund Series - BC, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - BC (Cayman) Ltd. (“Sector Fund Series – BC Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – BC Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – BC’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO All Asset: Multi-Real Fund, a separate series of the Trust, wholly owns and controls the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (“All Asset: Multi-Real Fund Subsidiary”), a company organized under the laws of the Cayman Islands. The All Asset: Multi-Real Fund Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO All Asset: Multi-Real Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommodityRealReturn Strategy Fund®, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund®’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands. The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommoditiesPLUS® Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semiannual reports to shareholders.
The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware. The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware. The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware. The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semiannual reports to shareholders.
Item 30. Indemnification
Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.
Item 31. Business and Other Connections of the Investment Adviser
Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).
Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).
Item 32. Principal Underwriter
(a) PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)The officers of the Distributor are:
Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Hall, Gregory W.	Chairman of the Board of Managers, Principle Executive Officer	None
Sutherland, Eric M.	President and Manager, Board of Managers	None
Bentley, James D.	Manager, Board of Managers	None
Pitters, Caleb J.A.	Manager, Board of Managers	None
Tracy, Lauren R.	Manager, Board of Managers	None
Ferrari, David R.	Principal Financial Officer and Financial and Operations Principal	None
Whittaker, Megan	Anti-Money Laundering Compliance Officer	None
Dubitzky, Y. Zvi	Chief Compliance Officer, Chief Legal Officer	None
Thomas, Mark G.	Head of Business Management	None
Burg, Anthony A.	Treasurer	None
Oglesby, Sarah J.	Secretary	None
*
The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.
Item 33. Location of Accounts and Records
The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219294, Kansas City, MO 64121-9294, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, MO 64105-1407, DST Asset Manager Solutions, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.
Item 34. Management Services
Not applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 503 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 29th day of September 2023.
PIMCO FUNDS (Registrant)
By:	Eric D. Johnson*, President
*By:	/s/ ADAM T. TEUFEL Adam T. Teufel as attorney-in-fact
*
Pursuant to powers of attorney filed with Post-Effective Amendment No. 340 to Registration Statement No. 033-12113 on May 26, 2021.